                                                                    EXHIBIT 4.12
                                                                  EXECUTION COPY


                                CREDIT AGREEMENT

                            DATED AS OF MAY 29, 2003

                                      AMONG

                       AAR CORP., AAR DISTRIBUTION, INC.,
                AAR PARTS TRADING, INC., AAR MANUFACTURING, INC.,
             AAR ENGINE SERVICES, INC. AND AAR ALLEN SERVICES, INC.

                                  AS BORROWERS,

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                            AS AGENT AND AS A LENDER

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

[MERRILL LYNCH LOGO]

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                                TABLE OF CONTENTS

                                                                                                     PAGE
ARTICLE 1   DEFINITIONS................................................................................1
     Section 1.1     Certain Defined Terms.............................................................1
     Section 1.2     Accounting Terms and Determinations..............................................19
     Section 1.3     Other Definitional Provisions....................................................20
ARTICLE 2   LOANS AND LETTERS OF CREDIT...............................................................20
     Section 2.1     Revolving Loans..................................................................20
     Section 2.2     Interest, Interest Calculations and Certain Fees.................................22
     Section 2.3     Notes............................................................................26
     Section 2.4     Letters of Credit and Letter of Credit Fees......................................26
     Section 2.5     General Provisions Regarding Payment; Loan Account...............................28
     Section 2.6     Maximum Interest.................................................................29
     Section 2.7     Taxes............................................................................30
     Section 2.8     Ancillary Services...............................................................31
ARTICLE 3   REPRESENTATIONS AND WARRANTIES............................................................31
     Section 3.1     Existence and Power..............................................................31
     Section 3.2     Organization and Governmental Authorization; No Contravention....................31
     Section 3.3     Binding Effect...................................................................31
     Section 3.4     Capitalization...................................................................32
     Section 3.5     Financial Information............................................................32
     Section 3.6     Litigation.......................................................................33
     Section 3.7     Ownership of Property............................................................33
     Section 3.8     No Default.......................................................................33
     Section 3.9     Labor Matters....................................................................33
     Section 3.10    Regulated Entities...............................................................33
     Section 3.11    Margin Regulations...............................................................33
     Section 3.12    Compliance With Laws.............................................................34
     Section 3.13    Taxes............................................................................34
     Section 3.14    Compliance with ERISA............................................................34
     Section 3.15    Brokers..........................................................................35
     Section 3.16    Compliance with Environmental Requirements; No Hazardous Materials...............35
     Section 3.17    Intellectual Property............................................................36
     Section 3.18    Real Property Interests..........................................................36
     Section 3.19    Solvency.........................................................................36
     Section 3.20    Borrowers and Each Other Credit Party............................................36
     Section 3.21    Full Disclosure..................................................................37
     Section 3.22    Representations and Warranties Incorporated from Other Operative Documents.......37
ARTICLE 4   AFFIRMATIVE COVENANTS.....................................................................37
     Section 4.1     Financial Statements and Other Reports...........................................37
     Section 4.2     Payment and Performance of Obligations...........................................41

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     PAGE
     Section 4.3     Conduct of Business and Maintenance of Existence.................................41
     Section 4.4     Maintenance of Property; Insurance...............................................42
     Section 4.5     Compliance with Laws.............................................................43
     Section 4.6     Inspection of Property, Books and Records........................................43
     Section 4.7     Use of Proceeds..................................................................43
     Section 4.8     Lenders' Meetings................................................................43
     Section 4.9     Hazardous Materials; Remediation.................................................43
     Section 4.10    Further Assurances...............................................................44
ARTICLE 5   NEGATIVE COVENANTS........................................................................44
     Section 5.1     Debt.............................................................................44
     Section 5.2     Liens............................................................................46
     Section 5.3     Restricted Distributions.........................................................47
     Section 5.4     Restrictive Agreements...........................................................48
     Section 5.5     Payments and Modifications of Other Debt.........................................48
     Section 5.6     Consolidations, Mergers and Sales of Assets......................................49
     Section 5.7     Purchase of Assets, Investments..................................................50
     Section 5.8     Transactions with Affiliates.....................................................50
     Section 5.9     Modification of Organizational Documents.........................................51
     Section 5.10    Fiscal Year......................................................................51
     Section 5.11    Conduct of Business..............................................................51
     Section 5.12    Lease Payments...................................................................51
     Section 5.13    Bank Accounts....................................................................51
ARTICLE 6   ACCOUNTS AND INVENTORY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS..............52
     Section 6.1     Accounts and Account Collections.................................................52
     Section 6.2     Inventory........................................................................53
ARTICLE 7   FINANCIAL COVENANTS.......................................................................54
     Section 7.1     Capital Expenditures.............................................................54
     Section 7.2     Minimum EBITDA...................................................................55
     Section 7.3     Interest Coverage Ratio..........................................................55
ARTICLE 8   CONDITIONS................................................................................55
     Section 8.1     Conditions to Closing............................................................55
     Section 8.2     Conditions to Each Loan and Support Agreement....................................56
ARTICLE 9   EVENTS OF DEFAULT.........................................................................56
     Section 9.1     Events of Default................................................................56
     Section 9.2     Acceleration and Suspension or Termination of Revolving Loan Commitment..........58
     Section 9.3     Cash Collateral..................................................................59
     Section 9.4     Default Rate of Interest and Suspension of LIBOR Rate Options....................59
     Section 9.5     Setoff Rights....................................................................59
     Section 9.6     Application of Proceeds..........................................................59

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     PAGE
     Section 9.7     Non-Recourse Guarantors..........................................................60
ARTICLE 10  EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM...........................................60
     Section 10.1    Expenses.........................................................................60
     Section 10.2    Indemnity........................................................................60
     Section 10.3    Taxes............................................................................61
     Section 10.4    Right to Perform.................................................................61
ARTICLE 11  AGENT.....................................................................................61
     Section 11.1    Appointment and Authorization....................................................61
     Section 11.2    Agent and Affiliates.............................................................62
     Section 11.3    Action by Agent..................................................................62
     Section 11.4    Consultation with Experts........................................................62
     Section 11.5    Liability of Agent...............................................................62
     Section 11.6    Indemnification..................................................................63
     Section 11.7    Right to Request and Act on Instructions.........................................63
     Section 11.8    Credit Decision..................................................................63
     Section 11.9    Collateral Matters...............................................................63
     Section 11.10   Agency for Perfection............................................................64
     Section 11.11   Notice of Default................................................................64
     Section 11.12   Successor Agent..................................................................64
     Section 11.13   Disbursements of Revolving Loans; Payment........................................64
ARTICLE 12  MISCELLANEOUS.............................................................................67
     Section 12.1    Survival.........................................................................67
     Section 12.2    No Waivers.......................................................................67
     Section 12.3    Notices..........................................................................67
     Section 12.4    Severability.....................................................................67
     Section 12.5    Amendments and Waivers...........................................................67
     Section 12.6    Assignments; Participations......................................................68
     Section 12.7    Headings.........................................................................69
     Section 12.8    Confidentiality..................................................................69
     Section 12.9    GOVERNING LAW; SUBMISSION TO JURISDICTION........................................70
     Section 12.10   WAIVER OF JURY TRIAL.............................................................70
     Section 12.11   Publication; Advertisement.......................................................70
     Section 12.12   Counterparts; Integration........................................................71
     Section 12.13   Reimbursement....................................................................71

                              ANNEXES AND EXHIBITS

ANNEXES

Annex A        -    Commitment Annex
Annex B        -    Closing Checklist


EXHIBITS

Exhibit A      -    Assignment Agreement
Exhibit B      -    Compliance Certificate
Exhibit C      -    Borrowing Base Certificate
Exhibit D      -    Notice of Borrowing

SCHEDULES

Schedule 3.5   -    Financial Statements
Schedule 4.4   -    Insurance Coverage
Schedule 5.1(j)-    Permitted Mortgage Debt Terms and Conditions
Schedule 5.5   -    Terms and Conditions of Extension, Renewal, Replacement or
                    Refinancing of October, 2003 Principal Installments
Schedule 5.6   -    Permitted Dispositions

                                CREDIT AGREEMENT

     CREDIT AGREEMENT dated as of May 29, 2003 among AAR Corp., a Delaware corporation ("AAR"), AAR Distribution, Inc., an Illinois corporation ("DISTRIBUTION"), AAR Parts Trading, Inc., an Illinois corporation ("PARTS TRADING"), AAR Manufacturing, Inc., an Illinois corporation ("MANUFACTURING"), AAR Engine Services, Inc., an Illinois corporation ("ENGINE SERVICES") and AAR Allen Services, Inc., an Illinois corporation ("ALLEN SERVICES" and together with AAR, Distribution, Parts Trading, Manufacturing, Engine Services and Allen Services, individually a "BORROWER" and collectively "BORROWERS"), the financial institutions from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Agent.

                                    RECITALS:

     WHEREAS, Borrowers desire that Lenders extend certain working capital facilities to Borrowers to provide funds necessary to provide working capital financing for Borrowers and certain of their Subsidiaries and to provide funds for other general business purposes of Borrowers and certain of their Subsidiaries; and

     WHEREAS, Borrowers desire to secure all of their Obligations under the Financing Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon certain of their personal and real property;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

     "AAR" shall heave the meaning contained in the first paragraph of the Agreement.

     "ACCOUNTS" means "accounts" (as defined in Article 9 of the UCC) of Borrowers, including without limitation any and all rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, in each case, for purposes of calculating the Borrowing Base, net of any credits, rebates or offsets owed by any Borrower to the respective customer.

     "ACCOUNT DEBTOR" means "account debtor", as defined in Article 9 of the UCC.

     "AFFILIATE" means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person and (iii) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "CONTROL" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means Merrill Lynch in its capacity as agent for the Lenders hereunder, as such capacity is established and subject to the provisions of
Article 11 and the successors of Merrill Lynch in such capacity.

     "AGENT ADVANCES" has the meaning set forth in Section 2.1(a)(ii).

     "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "AIRCRAFT LEASE DOCUMENTS" means:

          (1) (a) Participation Agreement dated as of June 28, 2000 by and among AAR, as guarantor, certain operating subsidiaries of AAR, as lessee, Bank of America, National Association, as administrator, and the other Persons named therein, (b) Master Aircraft and Engine Lease Agreement dated as of June 28, 2000 among First Security Bank, National Association, as lessor, AAR Aircraft & Engine Group, Inc. (n/k/a AAR Parts Trading, Inc. and herein "A&E"), as lessee, and AAR International, Inc. ("AARI"), as lessee, (c) Security Agreement dated as of June 28, 2000, among First Security Bank, National Association, First Security Trust Company of Nevada, A&E and AARI, and (d) Guaranty dated as of June 28, 2000, made by AAR in favor of First Security Bank, National Association, First Security Trust Company of Nevada, and certain other parties named therein, and all other documents, instruments and certificates executed in connection therewith and all amendments or modifications to, or replacements (whether effected upon termination of any time thereafter) or refinancings of, any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder);

          (2) (a) Second Amended and Restated Lease and Security Agreement dated as of June 25, 2001 by and between AARI and Wells Fargo Bank Northwest, N.A., as owner trustee, and (b) Guaranty dated as of June 25, 2001 executed by AAR, and all other documents, instruments and certificates executed in connection therewith and all amendments or modifications to, or replacements (whether effected upon termination or any time thereafter) or refinancings of, any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder);

          (3) (a) the Master Engine Lease Agreement dated as of January 1, 1999 by and between A&E and Norlease, Inc., as lessor, and (b) Guaranty dated as of January 1, 1999 executed by AAR, and all other documents, instruments and certificates executed in connection therewith and all amendments or modifications to, or replacements (whether effected upon termination or any time thereafter) or refinancings of, any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder);

          (4) (a) Loan Agreement (24358) dated as of July 28, 2000 between Transamerica Equipment Financial Services Corporation, as Lender, ("Transamerica"), and AAR/SSB I, LLC, as Borrower, ("AAR/SSB I"), (b) First Amendment to Loan Agreement (24358) dated as of May 19, 2002 between Transamerica and AAR/SSB I, (c) Amended and Restated Guaranty Agreement (24358) dated as of May 19, 2002 from AAR Corp. in favor of Transamerica, and all other documents, instruments, and certificates executed in connection therewith, and all amendments or modifications to, or replacements (whether effected upon termination or any time thereafter) or refinancings of, any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder);

          (5) (a) Secured Term Loan Agreement in relation to a loan of up to $42,292,895 for the Purchase of One B767-300ER Aircraft MSN 24849 dated 28 February 2001 between AAR/SSB II, LLC, and BTM Capital Corporation, and the Financial Institutions listed in Schedule 1 thereto, (b) the Guarantee of AAR Corp., and State Street Bank & Trust Company, and all other documents, instruments and certificates executed in connection therewith, and all amendments or modifications to, or replacements (whether effected upon termination or any time thereafter) or refinancings of, any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder);

          (6) (a) Participation Agreement 609 dated as of May 1, 1994 among Continental Airlines, Inc., as Lessee, AAR Financial Services Corp. (n/k/a AAR Aircraft & Engine Sales & Leasing, Inc.), as Owner Participant, First Security Bank, National Association as Owner Trustee, Wilmington Trust Company, as Mortgagee (the "Participation Agreement"), (b) Amendment No. 1 to the Participation Agreement dated as of January 21, 2000, and all other documents, instruments, and certificates executed in connection therewith, and all amendments or modifications to, or replacements (whether effected upon termination or any time thereafter) or refinancings of, any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder);

     "AIR FRANCE PARTS LEASE" shall mean that certain B737NG Aircraft Parts Lease between AAR International, Inc., as lessor, and Societe Air France, as lessee, dated as of May 31, 2002.

     "ANCILLARY SERVICES" means any service or facility (other than any Debt and/or Letter of Credit facility) extended to any Borrower or any Domestic Subsidiary by any Designated Lender Affiliate in reliance on the agreement of a Lender to indemnify such Designated Lender Affiliate in respect of such service or facility.

     "ASSET DISPOSITION" means any sale, lease, license or other consensual disposition by any Credit Party to a Person other than Borrower of any Inventory, Equipment or Real Property, but excluding sales, leases, licenses or other consensual dispositions of Inventory in the ordinary course of business.

     "ASSIGNEE" has the meaning set forth in Section 12.6(a).

     "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A hereto.

     "AVAILABILITY" means the amount of money which Borrowers are entitled to borrow from time to time as Revolving Loans, such amount being the difference derived when the amount of Revolving Loans Outstanding is subtracted from the Revolving Loan Limit. If the amount outstanding is equal to or greater than the Revolving Loan Limit, Availability is $0.

     "BLOCKED ACCOUNT" has the meaning set forth in Section 6.1(d).

     "BORROWER" and "BORROWERS" shall have the meanings contained in the first paragraph of the Agreement.

     "BORROWERS' ACCOUNT" means the account specified on the signature pages hereof below AAR's name into which Loans (other than Agent Advances, which shall be disbursed by Agent in a manner permitted by Section 2.1(a)(ii)) shall, absent other written instructions, be made, or such other account as AAR, on its behalf and on behalf of each other Borrower, may specify by written notice to Agent.

     "BORROWING BASE" means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to the lesser of (x) sixty percent (60%) of (i) the Net Orderly Liquidation Value MULTIPLIED by (ii) the value of Eligible Inventory calculated on the basis of the lower of cost or market on a first-in, first-out basis MINUS the sum of $5,000,000 PLUS the amount of any Reserves established by Agent or (y) ten percent (10%) of the Consolidated Adjusted Net Worth MINUS $3,000,000.

     "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit D hereto.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

     "CAPITAL EXPENDITURES" has the meaning provided in the Compliance Certificate.

     "CAPITAL LEASE" of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

     "CASH EQUIVALENTS" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause
(ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, PROVIDED in each case that such Investment matures within one year from the date of acquisition thereof by any Credit Party, or (v) any money market or mutual fund which invests only in the foregoing types of investments. Any of the foregoing, however, which is subject to a Lien (other than Liens in favor of Agent) or is subject to any material restriction on the use thereof shall not be included within the definition of Cash Equivalents.

     "CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation).

     "CHANGE IN CONTROL" means:

          (i) any Person (as such term is used in Section 13(d) of the Exchange Act) acquiring beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 50% of the outstanding capital stock of AAR entitled to vote for the election of directors;

          (ii) the occurrence of either (x) a merger or consolidation or other business combination of AAR with one or more other corporations as a result of which the beneficial owners of the outstanding voting stock of AAR immediately prior to such business combination beneficially own (either by remaining outstanding or by being converted into voting securities of the surviving or resulting corporation or any parent thereof) less than 60% of the outstanding voting stock of AAR or the surviving or resulting corporation or any parent thereof immediately after such merger or consolidated or business combination, or (y) a transfer of substantially all of the assets of AAR other than to an entity of which AAR owns at least 80% of the voting stock; or

          (iii) the election, over any period of time, to the Board of Directors of AAR without the recommendation or approval of the incumbent Board of Directors of AAR, of the lesser of (x) three directors, or (y) directors constituting a majority of the number of directors of AAR then in office.

     "CLOSING CHECKLIST" means Annex B to this Agreement.

     "CLOSING DATE" means the date of this Agreement.

     "CODE" means the Internal Revenue Code of 1986.

     "COLLATERAL" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to the Security Documents.

     "COMMITMENT ANNEX" means Annex A to this Agreement.

     "COMMITMENT EXPIRY DATE" means the earliest of (i) May 28, 2006, (ii) the date on which a "Termination Event" shall have occurred under the Receivables Purchase Agreement and (iii) as of any date, the remaining period between such date and the "Facility Termination Date" (as defined in the Receivables Purchase Agreement) is 60 days or less, unless as of any date referred to in clauses (ii) or (iii), Borrowers have demonstrated to Required Lenders' reasonable satisfaction that Borrowers shall, after such Termination Event or Facility Termination Date, have adequate liquidity ($20,000,000 of projected Availability and Cash Equivalents) to operate their business, that Borrowers have obtained replacement financing for the Debt outstanding under the Securitization Documents or that Borrowers have identified Person(s) who are reasonably likely to provide such replacement financing, have presented to Agent a term sheet outlining the terms and conditions of such replacement financing and that it is commercially reasonable to expect such replacement financing to close.

     "COMPANY NOTE" shall have the meaning contained in the Purchase and Sale Agreement.

     "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit B hereto.

     "CONSOLIDATED ADJUSTED NET WORTH" means, at any time,

          (a) the sum of (i) Consolidated Net Worth, PLUS (ii) Subordinated Debt as of such time, MINUS

          (b) the sum of (i) the amount by which the book value of all Restricted Investments of AAR and its Restricted Subsidiaries exceeds 20% of Consolidated Net Worth, PLUS (ii) Consolidated Intangible Assets as of such time.

     "CONSOLIDATED INTANGIBLE ASSETS" means, at any time, the sum of

          (a) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible assets of AAR and its Restricted Subsidiaries under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Restricted Subsidiary over the cost of the investment in such Restricted Subsidiary, PLUS

          (b) any increase in the amount of Consolidated Net Worth attributable to a write-up in the book value of any assets on the books of AAR and its Restricted Subsidiaries resulting from a revaluation thereof subsequent to February 28, 2001 (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business).

     "CONSOLIDATED NET TANGIBLE ASSETS" shall have the meaning contained in the Indenture as of the Closing Date.

     "CONSOLIDATED NET WORTH" means, at any time,

          (a) the sum of (i) the par value (or value stated on the books of AAR) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of AAR and its Restricted Subsidiaries PLUS (ii) the amount of the paid-in capital and retained earnings of AAR and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of AAR and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, MINUS

          (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of AAR in its consolidated financial statements if such statements were prepared as of such date.

     "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of the remainder of Consolidated Adjusted Net Worth and Consolidated Debt minus Subordinated Debt at such time.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with AAR, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "CREDIT EXPOSURE" means any period of time during which the Revolving Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; PROVIDED, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

     "CREDIT PARTY" means AAR, each other Borrower and any other Subsidiary of AAR which, after the Closing Date, becomes a Borrower or a guarantor of the Obligations.

     "DEBT" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money determined in accordance with GAAP;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  its Capital Lease Obligations;

          (d) all liabilities for borrowed money (other than Nonrecourse Debt) secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise becomes liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. For further certainty, obligations of AAR and its Restricted Subsidiaries as lessee in respect of operating leases (including "leveraged leases" and "synthetic leases" that are accounted for as operating leases) under GAAP shall not constitute "Debt" and any lease (including operating leases and synthetic leases) that as of the date such lease was entered into was properly classified in accordance with GAAP as an operating lease will, for purposes of this Agreement, always be treated as an operating lease even if any such lease is later classified as a capital lease in accordance with GAAP.

     "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Documents.

     "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of Borrower or any of its Subsidiaries.

     "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance satisfactory to Agent, among Agent, a Borrower maintaining a Deposit Account into payments in respect of or proceeds of Non-Sold Assets are deposited at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by such Borrower, and (y) such bank shall agree that it shall have no Lien on, or right of setoff against, such Deposit Account or the contents thereof, other than in respect of commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may require, including as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Agent, and that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Blocked Account.

     "DESIGNATED LENDER AFFILIATES" means any Affiliate of Agent or any Lender that (i) from time to time makes Ancillary Services available to any Borrower or any Domestic Subsidiary and (ii) in the case of an Affiliate of a Lender other than Merrill Lynch, is expressly identified in writing by Agent, in its sole discretion, as a Designated Lender Affiliate.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of AAR that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

     "EBITDA" has the meaning as defined pursuant to the terms of the Compliance Certificate.

     "ELIGIBLE INVENTORY" has the meaning provided in the Borrowing Base Certificate. For purposes of this Agreement, the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

     "EQUIPMENT" means, collectively, "equipment" and "fixtures" (as each term is defined in Article 9 of the UCC) of each Credit Party.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Transportation Code.

     "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

     "FINANCING DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Information Certificate, any fee letter between Merrill Lynch and Borrower relating to the transactions contemplated hereby and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "FISCAL YEAR" means a fiscal year of AAR, ending on May 31 of each calendar year.

     "FOREIGN SUBSIDIARY" means any Subsidiary of AAR that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Debt or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement or condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

          (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HAZARDOUS MATERIALS" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980,
(ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

     "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

     "INDEMNITEES" has the meaning set forth in Section 10.2.

     "INDENTURE" and "INDENTURE DOCUMENTS" shall mean that certain Indenture (said Indenture as amended prior to the Closing Date, the "Indenture") of AAR Corp. to Continental

Bank, National Association, Trustee dated as of October 15, 1989, together with all exhibits, schedules, instruments, notes and all other documents and agreements executed and/or delivered in connection therewith and all amendments, and modifications, replacements (whether effected upon termination or any time thereafter) or refinancings to or of any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder).

     "INFORMATION CERTIFICATE" means that certain Information Certificate of even date herewith executed by Borrowers and delivered to Agent.

     "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, trademarks, trade names, copyrights, technology, know-how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

     "INTEREST COVERAGE RATIO" has the meaning provided in the Compliance Certificate.

     "INTEREST PERIOD" means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by AAR, on its behalf and on behalf of each other Borrower, pursuant to
Section 2.3(f); PROVIDED, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date.

     "INVENTORY" means "inventory" (as defined in Article 9 of the UCC) of each Credit Party.

     "INVESTMENT" means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, advance, Guarantee or otherwise.

     "IRB DOCUMENTS" means (x) that certain Loan Agreement between AAR Engine Services, Inc. and Connecticut Development Authority dated as of February 24, 1999 together with all exhibits, schedules, instruments, notes and all other documents and/or agreements executed and/or delivered in connection therewith,
(y) that certain Loan Agreement between Pinellas County Industrial Council and AIR International, Inc. (which has been merged into Manufacturing) dated as of November 1, 1995, together with all exhibits, schedules, instruments, trust indentures, notes and all other documents and/or agreements executed and/or delivered in connection therewith and (z) all amendments and/or modifications to any of the foregoing (to the extent any such amendment or modification is permitted hereunder).

     "LASALLE LETTER OF CREDIT REIMBURSEMENT DEBT" means any and all reimbursement obligations of any Borrower to LaSalle Bank National Association with respect to those letters of credit listed on Schedule VII to the Information Certificate.

     "LC ISSUER" means Merrill Lynch or a bank or trust company acceptable to Merrill Lynch, as issuer of one or more Letters of Credit outstanding at any time under this Agreement.

     "LENDER" means each of (i) Merrill Lynch, (ii) each other financial institution party hereto, (iii) each other Person that becomes a holder of a Note pursuant to Section 12.6, (iv) Agent, to the extent of any Agent Advances and other Revolving Loans made by Agent which have not been settled among the Lenders pursuant to Section 11.13, and (v) the respective successors of all of the foregoing, and Lenders means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term "Lender" shall include Designated Lender Affiliates.

     "LETTER OF CREDIT" means a standby letter of credit issued for the account of Borrowers and each other Credit Party under this Agreement by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

     "LETTER OF CREDIT LIABILITIES" means, at any time of calculation, the sum of (i) the amount then available for drawing under all outstanding Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met), to the extent subject to a Support Agreement PLUS (ii) the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under such Letters of Credit, to the extent subject to a Support Agreement.

     "LIBOR" means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index or replacement page, as the case may be.

     "LIBOR LOANS" means any Loans which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.

     "LIBOR MARGIN" means three percent (3%) per annum with respect to the Revolving Loans and other Obligations.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, each Borrower or any other Domestic Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "LOAN ACCOUNT" has the meaning set forth in Section 2.5(b).

     "LOANS" means the Revolving Loans or any other credit accommodation extended by Agent or any Lender to any Borrower or any other Credit Party, or any combination of the foregoing, as the context may require.

     "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

     "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business or properties of the Credit Parties, taken as a whole, (ii) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document with respect to any Collateral with a material value or the value of any material Collateral.

     "MAXIMUM LAWFUL RATE" has the meaning set forth in Section 2.6(b).

     "MERRILL LYNCH" means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

     "MULTIEMPLOYER PENSION PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

     "NET BORROWING AVAILABILITY" has the meaning provided in the Borrowing Base Certificate.

     "NET CASH PROCEEDS" means, with respect to any transaction or event, an amount equal to the cash proceeds received by the Credit Party from or in respect of such transaction or event (including proceeds of any non-cash proceeds of such transaction), less (i) any out-of-pocket expenses reasonably incurred by such Person in connection therewith and (ii) in the case of an

Asset Disposition, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Disposition and any taxes or other usual and customarily pro-ratable amounts paid or payable by such Person in respect of such Asset Disposition.

     "NET ORDERLY LIQUIDATION VALUE" shall mean a percentage determined from time to time dividing (x) the aggregate value of all Credit Parties' Inventory that is estimated to be recoverable in the orderly liquidation of such Inventory over up to a 9-month period net of liquidation expenses, such amounts to be determined by the most recent appraisal of such Inventory conducted by a qualified appraisal company selected by Agent in its reasonable discretion by
(y) the value of such Inventory as of the date of the appraisal shown on Credit Parties' books and records and calculated on the lower of cost or market on a first-in, first-out basis.

     "NON-RECOURSE DEBT" means any Debt of any Person which, by the terms thereof, does not represent a claim against any general assets or revenues of such Person other than the specific assets that are subject to a Lien securing such Debt.

     "NON-RECOURSE GUARANTOR" shall mean AAR Aircraft & Engine Sales & Leasing, Inc., an Illinois corporation, AAR International, Inc., an Illinois corporation, their successors and assigns and each other guarantor of the Obligations, whose guaranty of the Obligations is limited to the assets pledged as Collateral by such guarantor.

     "NON-SOLD ACCOUNTS" shall mean any and all Accounts of Borrowers not sold by any Borrower pursuant to the Purchase and Sale Agreement.

     "NOTES" means the Revolving Loan Notes.

     "NOTE PURCHASE AGREEMENT" and "NOTE PURCHASE DOCUMENTS" shall mean that certain Note Purchase Agreement ("NOTE PURCHASE Agreement") dated as of May 1, 2001 by and between AAR Corp. and each of the purchasers listed in Schedule A thereto together with all exhibits, schedules, instruments, notes and all other documents and/or agreements executed and/or delivered in connection therewith and all amendments and/or modifications or any replacements (whether effected upon termination or any time thereafter) and/or refinancings to any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder).

     "NOTICE OF BORROWING" means a written notice of a Responsible Officer, appropriately completed and substantially in the form of Exhibit E hereto.

     "NOTICE OF LC CREDIT EVENT" means a written notice from a Responsible Officer to Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the expiry date of such Letter of Credit; (iii) the proposed terms of such Letter of Credit, including the face amount; and (iv) the transactions or additional transaction or transactions that are to be supported or financed with such Letter of Credit or increase thereof.

     "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this

Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Support Agreements and all Ancillary Services.

     "OPERATIVE DOCUMENTS" means the Financing Documents.

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

     "PARTICIPANT" has the meaning set forth in Section 12.6(b).

     "PAYMENT ACCOUNT" means the account specified on the signature pages hereof into which all payments by or on behalf of any Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrowers.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means any "employee benefit pension plan", as such term is defined in Section 3(1) of ERISA, and any "employee welfare benefit plan", as such term is defined in Section 3(2) of ERISA, in each case which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; PROVIDED that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

     "PERMITTED LIENS" means Liens permitted pursuant to Section 5.2.

     "PERMITTED MORTGAGE DEBT" shall have the meaning assigned such term in
Section 5.1(j).

     "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

     "PRIME RATE" means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Rate PLUS one-half of one percent (0.50%) per annum and (ii) the rate from time to time published in the "Money Rates" section of THE WALL STREET JOURNAL as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in THE WALL STREET JOURNAL of a Prime Rate that is different from that published on the preceding Business Day. In the event that THE WALL STREET JOURNAL shall, for any reason, fail or cease to publish the Prime Rate, Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

     "PRIME RATE LOANS" means Loans which accrue interest by reference to the Prime Rate, in accordance with the terms of this Agreement.

     "PRIME RATE MARGIN" means one and one-half percent (1.5%) per annum with respect to the Revolving Loans and other Obligations.

     "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

     "PRO RATA SHARE" means (i) with respect to a Lender's obligation to make Revolving Loans, such Lender's right to receive payments of principal and interest with respect thereto, such Lender's right to receive the unused line fee described in Section 2.2(b), and such Lender's obligation to share in Letter of Credit Liability and to receive the related Letter of Credit fee described in
Section 2.4(b), the Revolving Loan Commitment Percentage of such Lender and (ii) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender's then existing Revolving Loan Outstandings) by (y) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings of all Lenders).

     "PURCHASE AND SALE AGREEMENT" shall mean the Purchase and Sale Agreement dated as of March 21, 2003 by and among AAR Distribution, Inc., AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engine Services, Inc. and AAR Allen Services, Inc., as Originators, AAR Corp., as initial Servicer and AAR Receivables Corporation II, as the Company, as the same may be amended, modified, replaced or refinanced from time to time (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder).

     "REAL PROPERTY" means real property of each Borrower and each Domestic Subsidiary, together with all buildings, structures and other improvements thereon, and all licenses, easements and appurtenances related thereto.

     "RECEIVABLES PURCHASE AGREEMENT" shall mean that certain Receivables Purchase Agreement dated as of March 21, 2003 by and among the AAR Receivables Corporation II, as Seller and AAR Corp., Individually and as Initial Servicer and the Financial Institutions from time to time parties thereto and LaSalle Business Credit, LLC, as Agent, as the same may be amended, modified, replaced or refinanced from time to time (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder).

     "REIMBURSEMENT OBLIGATIONS" means, at any date, the obligations of any Borrower or any other Credit Party then outstanding to reimburse Merrill Lynch for payments made by Merrill Lynch under a Support Agreement.

     "REQUIRED LENDERS" means at any time Lenders holding (i) sixty-six and two thirds percent (66 2/3%) or more of the sum of the Revolving Loan Commitment or
(ii) if the Revolving Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the sum of (x) the aggregate outstanding principal balance of the Loans PLUS (y) the aggregate amount of Reimbursement Obligations; PROVIDED that if there are two or fewer Lenders, Required Lenders shall mean all Lenders.

     "RESERVES" means such amounts as Agent may from time to time establish and revise, in each case in the exercise of its reasonable credit judgment, reducing the amount of Revolving Loans and Support Agreements which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in the exercise of its reasonable credit judgment, adversely affect, or could reasonably be expected to adversely affect, any of: (i) the Eligible Inventory or its value, (ii) the business of any Credit Party or (iii) the Liens and other rights of Agent or any Lender in the Eligible Inventory (including the enforceability, perfection and priority thereof), (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees or (d) to reflect such other matters, events or contingencies as Agent from time to time in the reasonable exercise of its credit judgment deems appropriate. To the extent Agent may, in accordance with any other terms hereof, revise the lending formula(s) used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Inventory, Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith.

     "RESPONSIBLE OFFICER" means any of the Chief Executive Officer, Chief Financial Officer, President, Treasurer or Chief Accounting Officer of AAR.

     "RESTRICTED DISTRIBUTION" means as to any Person (i) any dividend or other distribution on any equity interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase of sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

     "RESTRICTED SUBSIDIARY" means any Subsidiary which (i) at least a majority of the voting securities of such Subsidiary are owned by AAR and/or one or more Wholly-Owned Restricted Subsidiaries, and (ii) has not been designated as an Unrestricted Subsidiary of AAR as reflected in Schedule 5.4 of the Note Purchase Agreement or by written notice given to the holders of all notes issued pursuant to the Note Purchase Agreement in accordance with Section 10.9 of the Note Purchase Agreement.

     "REVOLVING LOAN BORROWING" means a borrowing of a Revolving Loan.

     "REVOLVING LOAN COMMITMENT" means the sum of each Lender's Revolving Loan Commitment Amount.

     "REVOLVING LOAN COMMITMENT AMOUNT" means, as to any Lender, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Amount", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

     "REVOLVING LOAN COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

     "REVOLVING LOAN LIMIT" means, at any time, the lesser of (i) the Borrowing Base, PLUS any Agent Advances and (ii) the Revolving Loan Commitment.

     "REVOLVING LOAN NOTE" has the meaning set forth in Section 2.4.

     "REVOLVING LOAN OUTSTANDINGS" means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

     "REVOLVING LOANS" has the meaning set forth in Section 2.2(a), and includes all Agent Advances.

     "SECURITIZATION DOCUMENTS" shall mean the Receivables Purchase Agreement, together with all exhibits, schedules, instruments, notes and all other documents and agreements executed and/or delivered in connection therewith, the Purchase and Sale Agreement, together with all exhibits, schedules, instruments, notes and all other documents and agreement executed and/or delivered in connection therewith, and all amendments, modifications, replacements (whether effected upon termination or any time thereafter) or refinancings to any of the foregoing (to the extent any such amendment, modification, replacement or refinancing is permitted hereunder).

     "SECURITY DOCUMENTS" means any agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "SETTLEMENT DATE" has the meaning set forth in Section 11.13(b).

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

     "STATED RATE" has the meaning set forth in Section 2.6(b).

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, the term Subsidiary shall refer to a Subsidiary of AAR or any other Borrower.

     "SUBORDINATED DEBT" means any Debt of any Borrower that (i) is junior and subordinate in right of payment to the Obligations pursuant to subordination provisions that have been approved in writing by all Lenders and (ii) provides for no scheduled principal payments on any date prior to the Commitment Expiry Date.

     "SUPPORT AGREEMENT" has the meaning set forth in Section 2.4(a).

     "TAXES" has the meaning set forth in Section 2.7.

     "TERMINATION DATE" has the meaning set forth in Section 2.1(c).

     "TOTAL DEBT" has the meaning provided in the Compliance Certificate.

     "TRANSPORTATION CODE" means Title 49 of the United States Code, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such provision.

     "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

     "UNRESTRICTED SUBSIDIARY" means AAR Financial Services Corp., AAR International Financial Services, LLC, AAR Aircraft & Engine Sales & Leasing, Inc. and any other Subsidiary which is so designated pursuant to Section 10.9 of the Note Purchase Agreement.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of AAR all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of AAR and AAR's other Wholly-Owned Restricted Subsidiaries.

     SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by AAR's independent public accountants) with the most recent audited consolidated financial statements of AAR and its Consolidated Subsidiaries delivered to Agent and each of the Lenders; PROVIDED that if (a) Borrowers shall object to determining compliance with the provisions of this Agreement on such basis by written notice delivered to Agent and the Lenders at the time of delivery of required financial statements due to any change in GAAP or

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

the rules promulgated with respect thereto or (b) Agent or the Required Lenders shall so object in writing by written notice delivered to Borrowers within sixty
(60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrowers to the Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

     SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                    ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

     SECTION 2.1    REVOLVING LOANS.

            (a)     REVOLVING LOANS AND BORROWINGS.

                    (i) On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrowers from time to time as set forth herein equal to such Lender's Revolving Loan Commitment Percentage of revolving loans ("REVOLVING LOANS") requested by AAR, on its own behalf and on behalf of each other Borrower hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, Borrowers may borrow under this Section 2.1(a)(i), prepay or repay Revolving Loans as required or permitted under this Section 2.1 and reborrow Revolving Loans pursuant to this Section 2.1(a)(i).

                    (ii) AGENT ADVANCES. Subject to the limitations set forth in this Section 2.1(a)(ii), Agent is hereby authorized by Borrowers and Lenders, from time to time in Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied (including without limitation the condition precedent that the Revolving Loan Outstandings not exceed the Borrowing Base PLUS any other then outstanding Agent Advances), to make Revolving Loans to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the business conducted by any Borrower, the Collateral, or any portion thereof,
     (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, (3) to pay any amount chargeable to any Borrower pursuant to the terms of this Agreement, including interest payments and costs, fees and expenses as described in Section 10.1 and/or
     Section 10.4
     or (4) to satisfy payment obligations under Support Agreements (any of the advances described in this Section 2.1(a)(ii) being hereafter referred to as "AGENT ADVANCES"); PROVIDED, that (i) Required Lenders may at any time revoke Agent's authorization to make Agent Advances, except Agent Advances applied in the manner described in the preceding clauses (3) and (4), any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, (ii) Agent Advances shall be made solely as Prime Rate Loans, (iii) the aggregate amount of Agent Advances outstanding at any time, exclusive of those made pursuant to the preceding clauses (3) and (4), shall not exceed ten percent (10%) of the Revolving Loan Commitment and (iv) Agent shall be prohibited from making Agent Advances to the extent the making thereof would cause the Revolving Loan Outstandings (inclusive of Agent Advances) to exceed the Revolving Loan Commitment.

            (b)     ADVANCING REVOLVING LOANS.

                    (i) AAR, on its own behalf and on behalf of each other Borrower shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Agent Advances), such Notice of Borrowing to be delivered no later than noon (Chicago time) (i) on the day of such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount equal to or less than $5,000,000, (ii) on the Business Day prior to such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount greater than $5,000,000 and (iii) on the third (3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, except as provided in Section 2.2(f)(ii), a Notice of Borrowing shall be irrevocable and Borrowers shall be bound thereby.

                    (ii) Each Borrower hereby authorizes Lenders and Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrowers or any one of them. AAR, on its own behalf and on behalf of each other Borrower, agrees to deliver to Agent a Notice of Borrowing in respect of each Revolving Loan requested by telephone no later than one Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Agent and Lenders, the records of Agent and the Lenders shall govern absent manifest error. Each Borrower further hereby authorizes Lenders and Agent to make Revolving Loans based on electronic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrowers, but only after Agent shall have established procedures acceptable to Agent for accepting electronic Notices of Borrowing, as indicated by Agent's written confirmation thereof.

            (c)     MANDATORY REVOLVING LOAN REPAYMENTS AND PREPAYMENTS.

                    (i) The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Commitment Expiry Date and (ii) the date on which Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to Section 9.2 (such earlier date being the "TERMINATION DATE"), and there shall become due and Borrowers shall pay on the Termination Date, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.

                    (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.4(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

                    (iii) Except with respect to Asset Disposition permitted by
     Section 5.6(5), promptly upon receipt by any Credit Party of the proceeds of any Asset Disposition, Borrowers shall either (1) repay Revolving Loans and cash collateralize Letter of Credit Liabilities, in the manner specified in Section 2.4(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Asset Disposition, PROVIDED, that if no Event of Default has occurred and is continuing, no prepayment shall be required pursuant to this Section 2.1(c)(iii) unless and until the aggregate Net Cash Proceeds received during any Fiscal Year from Asset Dispositions of Equipment or Real Property exceeds $5,000,000 (in which case all Net Cash Proceeds in excess of such amount shall be used to make prepayments pursuant to this Section 2.1(c)(iii)) or (2) promptly deliver written notice to Agent signed and certified by a Responsible Officer, that after giving effect to any such Asset Disposition, the Revolving Loan Outstandings does not exceed the Revolving Loan Limit and no Default or Event of Default exists and is continuing or will exist and be continuing after giving effect to any such Asset Disposition. Any such repayment may be reborrowed as new Revolving Loans subject to the terms and provisions of this Agreement.

                    (iv) Promptly upon receipt by any Credit Party of any Casualty Proceeds, Borrowers shall either (1) repay Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in
     Section 2.4(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such Casualty Proceeds LESS (i) any out-of-pocket expenses reasonably incurred by any Credit Party in connection with such event and (ii) the amount of any Debt secured by a prior Lien on the related asset and discharged from such Casualty Proceeds. Any such prepayment may be reborrowed as new Revolving Loans subject to the provisions of this Agreement or (2) promptly deliver written notice to Agent signed and certified by a Responsible Officer, that after giving effect to the event giving rise to such Casualty Proceeds, the Revolving Loan Outstandings does not exceed the Revolving Loan Limit and no Default or Event of Default exists and is continuing or will exist and be continuing after giving effect to any such Asset Disposition. Any such repayment may be reborrowed as new Revolving Loans subject to the terms and provisions of this Agreement.

     SECTION 2.2    INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

            (a) INTEREST. From and following the Closing Date, depending upon AAR's election, on its own behalf and on behalf of each other Borrower, from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Prime Rate or the LIBOR, the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

                    (i) If a Prime Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Prime Rate PLUS the applicable Prime Rate Margin.

                    (ii) If a LIBOR Loan, then at the sum of the LIBOR PLUS the applicable LIBOR Margin.

            (b) UNUSED LINE FEE. From and following the Closing Date, Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (1) (a) the Revolving Loan Commitment LESS (b) the average daily balance of the Revolving Loan Outstandings during the preceding month, MULTIPLIED BY (2) one-half percent (1/2%) per annum if the average daily balance of the Revolving Loans Outstandings during the preceding month exceeds Ten Million Dollars ($10,000,000) or one percent (1%) per annum if the average daily balance of the Revolving Loans Outstandings during the preceding month is Ten Million Dollars ($10,000,000) or less. Such fee is to be paid monthly in arrears on the first day of each month.

            (c) COLLATERAL MANAGEMENT FEE. On the Closing Date, and on each anniversary thereof, Borrower shall pay Agent a fully earned and non-refundable collateral management fee in the amount of Thirty-Five Thousand Dollars ($35,000).

            (d) PREPAYMENT FEE. If Borrowers voluntarily prepay the Obligations in full and this Agreement and all Revolving Loan Commitments are terminated in accordance with the provisions hereof prior to the third anniversary of the Closing Date, Borrowers shall pay to Agent, for the benefit of Lenders, as compensation for the costs of Lenders being prepared to make funds available to Borrowers under this Agreement, an amount determined by MULTIPLYING the percentage set forth below by the Revolving Loan Commitment: two percent (2.0%) for the first year following the Closing Date; one percent (1.0%) for the second year following the Closing Date; and one-half of one percent (1/2%) for the third year following the Closing Date. No amount will be payable pursuant to this paragraph if Borrowers voluntarily prepay the Obligations in full after the third anniversary of the Closing Date. The foregoing notwithstanding, Agent and Lenders agree to waive any such prepayment fee if such prepayment occurs after the provisions of clauses (ii), (iii) or (v) of
Section 2.2(f) have become applicable.

            (e) COMPUTATION OF INTEREST AND RELATED FEES. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Prime Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Prime Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Prime Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which

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

case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

            (f)     LIBOR PROVISIONS.

                    (i) LIBOR ELECTION. All Loans made on the Closing Date shall be Prime Rate Loans and shall remain so until three (3) Business Days after the Closing Date. Thereafter, AAR, on its own behalf and on behalf of each other Borrower, may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and Borrowers shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Prime Rate Loan. There may be no more than four (4) LIBOR Loans outstanding at any one time. Loans which are not requested as LIBOR Loans in accordance with this Section 2.2(e)(i) shall be Prime Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

                    (ii) INABILITY TO DETERMINE LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to Borrowers and Lenders (which shall be conclusive and binding on Borrowers and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent shall so notify Borrowers and Lenders.

                    (iii) ILLEGALITY. Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event,
     (1) the commitment of such Lender to make LIBOR Loans or convert Prime Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Prime Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

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

                    (iv) LIBOR BREAKAGE FEE. Upon (i) any default by Borrowers in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrowers' delivery to Agent of any applicable Notice of Borrowing or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

                    (v) INCREASED COSTS. If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR pursuant to the provisions of this Agreement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or
     (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

            (g) CAPITAL ADEQUACY. If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Support Agreement to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

     SECTION 2.3 NOTES. The portion of the Revolving Loans made by each Lender shall be evidenced by a promissory note executed by Borrowers (a "REVOLVING LOAN NOTE") in an original principal amount equal to such Lender's Pro Rata Share of the Revolving Loan Commitment.

     SECTION 2.4    LETTERS OF CREDIT AND LETTER OF CREDIT FEES.

            (a) LETTER OF CREDIT. On the terms and subject to the conditions set forth herein, Agent will prior to the Termination Date issue letters of credit or guarantees (each, a "SUPPORT AGREEMENT") to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, a Letter of Credit so long as:

                    (i) Agent shall have received a Notice of LC Credit Event at least two (2) Business days before the relevant date of issuance or increase; and

                    (ii) After giving effect to such issuance or increase (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed Five Million Dollars ($5,000,000) and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

            (b) LETTER OF CREDIT FEE. Borrowers shall pay to Agent, for the benefit of the Lenders which have committed to make Revolving Loans, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the first Business Day of each calendar month prior to the Termination Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

            (c) REIMBURSEMENT OBLIGATIONS OF BORROWER. If Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, Borrowers shall promptly reimburse Agent for the amount of such payment and, to the extent that so doing would not, to Agent's knowledge, cause the Revolving Loan Outstandings to exceed the Revolving Loan Limit, Borrowers shall be deemed to have requested a Revolving Loan, the proceeds of which will be used to satisfy such Reimbursement Obligations. Borrowers shall pay interest, on demand, on all amounts so paid by Agent for each day until Borrower reimburses Agent therefor at a rate per annum equal to the sum of two percent (2%) PLUS the interest rate applicable to Revolving Loans (which are Prime Rate Loans) for such day.

            (d) REIMBURSEMENT AND OTHER PAYMENTS BY BORROWER. The obligations of Borrowers to reimburse Agent pursuant to Section 2.4(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

                    (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

                    (ii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                    (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                    (iv)  any affiliation between the LC Issuer and Agent; or

                    (v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            (e) DEPOSIT OBLIGATIONS OF BORROWERS. In the event any Letters of Credit are outstanding at the time that Borrowers prepay or are required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrowers shall (1) deposit with Agent for the benefit of all Lenders with a portion of the Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liability to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fee payable under Section 2.4(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (1) to the extent not previously applied by Agent in the manner described herein.

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            (f)     PARTICIPATIONS IN SUPPORT AGREEMENTS.

                    (i) Concurrently with the issuance of each Letter of Credit, Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, Agent's Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrower's Reimbursement Obligations with respect thereto. If Borrowers do not pay any Reimbursement Obligation when due, then Borrowers shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Prime Rate Loan in a principal amount equal to such Reimbursement Obligation. Agent shall promptly notify Lenders of such deemed request and each Lender shall make available to Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Agent to the LC Issuer for the account of Borrowers in satisfaction of reimbursement obligations then owing by Borrower to such LC Issuer in respect of outstanding Letters of Credit.

                    (ii) If Agent makes any payment or disbursement under any Support Agreement and (x) Borrowers have not reimbursed Agent in full for such payment or disbursement in accordance with Section 2.4(c), (y) a Revolving Loan may not be made pursuant to the immediately preceding clause
     (i) or (z) any reimbursement received by Agent from Borrowers is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Lender shall be irrevocably and unconditionally obligated to pay to Agent its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrowers under Section 2.4(c)). To the extent any Lender shall not have made such amount available to Agent by noon (Chicago time) on the Business Day on which such Lender receives notice from Agent of such payment or disbursement, such Lender agrees to pay interest on such amount to Agent forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender's receipt of such notice, and thereafter at the Prime Rate PLUS the Prime Rate Margin in respect of Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Share of any such payment or disbursement.

     SECTION 2.5    GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

            (a) All payments to be made by Borrowers under any Financing Document, including payments of principal and interest on the Notes, and all fees, expenses, indemnities and reimbursements, shall be made without set-off or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrower shall make all payments in immediately available funds to the Payment Account before noon (Chicago time) on the date

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

when due. Notwithstanding anything to the contrary set forth in this Section 2.5(a), Agent shall be permitted, in its sole discretion, but subject to the limitations set forth in Section 2.1(a)(ii), to satisfy any of the payment obligations described in this Section 2.5(a) through the making of Agent Advances.

            (b) Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by Borrowers. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by Borrowers absent clear and convincing evidence to the contrary; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Unless AAR, on its own behalf and on behalf of each other Borrower, notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

     SECTION 2.6    MAXIMUM INTEREST.

            (a) In no event shall the interest charged with respect to the Notes or any other obligations of Borrowers under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

            (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; PROVIDED, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

            (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers.

            (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

     SECTION 2.7    TAXES.

            (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, excise, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by Agent's or any Lender's net income by the jurisdiction under which Agent or such Lender is organized or conducts business (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrowers will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Agent or such Lender first made demand therefor.

            (b) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

            (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrowers and Agent one or more (as Borrowers or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.7 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

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

     SECTION 2.8 ANCILLARY SERVICES. Borrowers may from time to time request, and Agent or any Lender that is an Affiliate of a Designated Lender Affiliate may, in its sole discretion, from time to time arrange for Borrowers, any one or more of them or any other Credit Party to obtain from Agent or any Designated Lender Affiliate, Ancillary Services although Borrowers or any such Credit Party are or is not required to do so. To the extent Ancillary Services are provided, Borrowers agree to indemnify and hold Agent and Lenders harmless from any and all costs and obligations now or hereafter incurred by Agent or any Lenders which arise from the indemnity given by Agent or any Lender to any Designated Lender Affiliates related to such Ancillary Services. The agreement contained in this Section 2.8 shall survive termination of this Agreement. Borrowers acknowledge and agree that the obtaining of Ancillary Services (a) is in the sole and absolute discretion of Agent and each Designated Lender Affiliate, and
(b) is subject to all rules and regulations of Agent and each applicable Designated Lender Affiliate.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants, on a joint and several basis, to Agent and each Lender that:

     SECTION 3.1 EXISTENCE AND POWER. Each Credit Party is an entity as specified on the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction specified on the Information Certificate, has an organizational identification number (if any) as specified on the Information Certificate, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on the Information Certificate, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.3 BINDING EFFECT. Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

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

     SECTION 3.4 CAPITALIZATION. The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than Liens, if any, on any capital stock of AAR, and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Credit Parties (other than AAR) and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties (other than AAR) as of the Closing Date is set forth on the Information Certificate. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

     SECTION 3.5    FINANCIAL INFORMATION.

            (a) The consolidated and consolidating balance sheet of AAR and its Consolidated Subsidiaries as of May 31, 2002 and the related consolidated and consolidating statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the fiscal year then ended, reported on by KPMG LLP, copies of which have been delivered to Agent, fairly present, in conformity with GAAP (with respect to consolidated financial statements only), the consolidated and consolidating financial position of AAR and its Consolidated Subsidiaries as of such date and their consolidated and consolidating results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period. Borrowers represent and warrant to Agent and Lenders that all consolidating financial statements delivered to Agent and Lenders pursuant to this Agreement (including, without limitation, those delivered pursuant to this Section 3.5 and Section 4.1) have been or will be prepared in a manner consistent with the financial statements attached hereto in Schedule 3.5 and in a manner so as to permit the consolidated financial statements of AAR and its Subsidiaries to be prepared in accordance with GAAP.

            (b) The unaudited consolidated and consolidating balance sheet of AAR and its Consolidated Subsidiaries as of March 31, 2003 and the related unaudited consolidated and consolidating statements of operations and cash flows for the ten (10) months then ended, copies of which have been delivered to Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated and consolidating financial position of AAR and its Consolidated Subsidiaries as of such date and their consolidated and consolidating results of operations and cash flows for the ten (10) months then ended (subject to normal year-end adjustments and the absence of footnote disclosures).

            (c) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as "Eligible Inventory" have been determined as provided in the Financing Documents.

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

            (d) Since March 31, 2003, there has been no material adverse change in the business, operations, properties or financial condition of AAR and its Consolidated Subsidiaries, taken as a whole.

     SECTION 3.6 LITIGATION. Except as set forth in the Information Certificate, as of the Closing Date there is no action, suit or proceeding pending against, or to any Borrower's knowledge threatened against or affecting, any Credit Party or, to any Borrower's knowledge, any party to any Operative Document other than a Credit Party, before any court or arbitrator or any governmental body, agency or official in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

     SECTION 3.7 OWNERSHIP OF PROPERTY. Each Borrower is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may
be) by such Person on the balance sheet referred to in Section 3.5(b), except as disposed of in the ordinary course of business.

     SECTION 3.8 NO DEFAULT. No Default or Event of Default has occurred and is continuing and no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.9 LABOR MATTERS. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Borrower's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

     SECTION 3.10 REGULATED ENTITIES. No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     SECTION 3.11 MARGIN REGULATIONS. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

     SECTION 3.12 COMPLIANCE WITH LAWS. As of the Closing Date, each Borrower and each Subsidiary is in compliance with the requirements of all applicable laws, ordinances, rules, regulations and requests of governmental authorities, except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.13 TAXES. Except to the extent subject to a Permitted Contest or where the failure to file any such Tax return or pay any such Tax could not reasonably be expected to have or evidence a Material Adverse Effect,, all Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest or where the failure to pay any such Tax could not reasonably be expected to have a Material Adverse Effect, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. Except to the extent subject to a Permitted Contest or where the failure to file any such return or pay any such Tax could not reasonably be expected to have a Material Adverse Effect., all Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

     SECTION 3.14   COMPLIANCE WITH ERISA.

            (a) All required reports and documents with respect to any Pension Plan have been properly filed with the appropriate governmental agencies. All Pension Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the current applications of ERISA and the Code. With respect to each Pension Plan, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code that have not been reported and corrected.

            (b) During the twelve (12) month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Regulation 2510.3 - 102(b)(1) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Credit Party nor any member of the

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Controlled Group has withdrawn or partially withdrawn from any Multiemployer
Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     SECTION 3.15 BROKERS. Except as set forth in the Information Certificate, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

     SECTION 3.16 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS. Except in each case as set forth on the Information Certificate:

            (a) No Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law or which could reasonably be expected to have a Material Adverse Effect. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination.

            (b) No underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

            (c) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to any Borrower's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party, except where any of the foregoing could not be reasonably expected to have or evidence a Material Adverse Effect. All such properties and their existing and prior uses, and any disposal of Hazardous Materials from any thereof, comply and at all times have complied with all Environmental Laws, except where any such non-compliance could not reasonably be expected to have or evidence a Material Adverse Effect. There is no condition on any of such properties which is in violation of any Environmental Laws and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists, except where any such condition could not reasonably be expected to have or evidence a Material Adverse Effect.

            (d) AAR has delivered to Agent a true and complete copy of each Phase I (and Phase II, if applicable) environmental assessment performed with respect to any property of any Borrower or their Subsidiaries in the last three
(3) years.

            (e) For purposes of this Section 3.16, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party.

     SECTION 3.17 INTELLECTUAL PROPERTY. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party, except to the extent that such Credit Party's use of the Intellectual Property in breach of the foregoing could not be reasonably expected to result in a Material Adverse Effect. All Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to be so protected, registered, filed or issued could not reasonably be expected to have a Material Adverse Effect. To each Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.18 REAL PROPERTY INTERESTS. Except for the ownership, leasehold or other interests set forth in the Information Certificate, no Borrower has, as of the Closing Date, any ownership, leasehold or other interest in real property.

     SECTION 3.19 SOLVENCY. After giving effect to all intercompany reimbursement obligations, each Borrower: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     SECTION 3.20 BORROWERS AND EACH OTHER CREDIT PARTY. As of the Closing Date, Borrowers and the other Credit Parties are engaged in the businesses of the purchase and sale of a wide variety of new, overhauled and repaired aircraft engine parts and components and airframe parts and components for the aviation aftermarket, the overhaul, repair and exchange of a wide variety of airframe and engine parts and components for the aviation aftermarket, the design manufacture and installation of in-plane cargo loading and handling systems for commercial and military aircraft and helicopters and the sale or lease of used commercial jet aircraft and the sale or lease of a wide variety of new, overhauled and repaired commercial jet engines, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers and the other Credit Parties, as required for the continued successful operation of Borrowers and the other

Credit Parties taken as a whole. Borrowers and the other Credit Parties have requested the Lenders to make credit available hereunder primarily for the purposes provided for herein and generally for the purposes of financing the operations of Borrowers and the other Credit Parties. Borrowers and other Credit Party expect to derive benefit (and the Board of Directors of each Borrower and each other Credit Party has determined that each Borrower or such other Credit Party may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of Borrowers and each other Credit Party is dependent on the continued successful performance of the functions of the group as a whole. Borrowers acknowledge that, but for the agreement of each Borrower to execute and deliver this Agreement and/or the Loan Documents, Agent and Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

     SECTION 3.21 FULL DISCLOSURE. None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, including without limitation the information set forth in the Information Certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made at the time such statements were made. All financial projections (including, without limitation, projections of Availability) delivered to Agent and the Lenders have been or will be prepared on the basis of the assumptions stated therein. Such projections represented or will represent Borrowers' best estimate of Borrowers' future financial performance as of the date such projections were prepared and such assumptions were or will be believed by Borrowers to be fair in light of current business conditions; provided that Borrowers can give no assurance that such projections will be attained.

     SECTION 3.22 REPRESENTATIONS AND WARRANTIES INCORPORATED FROM OTHER OPERATIVE DOCUMENTS. As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific earlier date, in which case such representation and warranty shall be true as of such earlier date.

                                    ARTICLE 4
                              AFFIRMATIVE COVENANTS

     Each Borrower agrees, on a joint and several basis, that, so long as any Credit Exposure exists:

     SECTION 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in accordance with GAAP and to provide the information required to be delivered to the Lenders hereunder, and will deliver to Agent, and, in the case of the deliveries required by paragraphs (a) through (f) and (l) through (r), each Lender:

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

            (a) as soon as practicable and in any event within thirty (30) days after the end of each month (including the last month of AAR's Fiscal
Year), a consolidated and consolidating balance sheet of AAR and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition and results of operations of AAR and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP (with respect to consolidated financial statements only) applied on a basis consistent with the audited financial statements of AAR, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures;

            (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of AAR and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 4.1(l), certified (solely with respect to such consolidated statements) without qualification by KPMG LLP or such other independent public accountants acceptable to Agent of nationally recognized standing;

            (c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate;

            (d) together with each delivery of financial statements pursuant to 4.1(b) above, a written statement by the independent public accountants giving the report thereon stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters;

            (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

            (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by AAR to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by AAR with any securities exchange or with the Securities and Exchange Commission or any successor and (iii) all press releases and other statements made available generally by AAR concerning material developments in the business of Borrowers;

            (g) promptly upon any officer of any Credit Party obtaining knowledge (i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in any Credit Party's certified accountant or any resignation, or decision not to stand for re-election, by any member of any Credit Party's board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any agreement or instrument (other than the Financing Documents) to which any Credit Party is a party or by which any of its assets is bound involving potential liability, loss of revenue or other damages to Borrowers, taken as a whole, in an amount of $3,000,000 or more or (iv) of the institution of any litigation or arbitration involving an alleged liability of any Borrower equal to or greater than $3,000,000 or any adverse determination in any litigation or arbitration involving a potential liability of any Borrower equal to or greater than $3,000,000, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

            (h) promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower or any Domestic Subsidiary furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (v) any material increase in the contingent liability of any Borrower or any Domestic Subsidiary with respect to any post-retirement welfare plan benefit or (vi) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

            (i) promptly upon any officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any officer of any Credit Party becomes aware of (x) the existence or alleged existence of a violation of any Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof in any case which event could reasonably be expected to have a Material Adverse Effect or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law which release could reasonably be expected to have a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

            (j) promptly upon any officer of any Borrower obtaining knowledge that any Borrower has acquired any interest in real property (including leasehold interests (other than leasehold interests for sales offices or locations where less than $25,000 of Inventory is stored) in real property), a certificate of a Responsible Officer describing such real property in such detail as Agent shall reasonably require;

            (k) copies of any reports or notices of claimed tax liens or tax disputes related to any material taxes and any other material reports or notices relating to any such dispute or claimed tax lien received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body;

            (l) within thirty (30) days prior to the conclusion of each Fiscal Year, AAR's annual operating plans, operating and capital expenditure budgets, and financial forecasts on a consolidated and consolidating basis, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following three (3) Fiscal Years presented on a monthly basis for the next Fiscal Year and annually for the two (2) subsequent Fiscal Years, all of which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders, and promptly following the approval by AAR's Board of Directors or Chief Executive Officer, updates to AAR's annual operating plan from time to time prepared by management of AAR;

            (m) as soon as available after the end of each month but within fourteen (14) Business Days (no later than noon Chicago time) after the month end thereof (for monthly reporting requirements) or at another time and in any event no later than noon (Chicago Time) as designated from time to time by Agent, and from time to time upon the request of Agent (which request may be made as frequently as weekly), a Borrowing Base Certificate as of the last day of the month most recently ended (or, in the case of Borrowing Base Certificates requested more frequently than monthly, as of a day each week designated from time to time by Agent);

            (n) as soon as available (but in any event on or prior to the delivery dates specified in Section 4.4 of the Receivables Purchase Agreement), each "Settlement Statement" and "Information Package" (as such terms are defined in the Receivables Purchase Agreement) required to be delivered by AAR or AAR Receivables Corporation II pursuant to Section 4.4 of the Receivables Purchase Agreement.

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

            (o) as soon as available after the end of each month (but in any event not later than the 25th day of the next month), on a monthly basis or more frequently as Agent may reasonably request, (i) Inventory summary reports showing the inventory distribution by condition, (ii) Inventory reports by location and category (and including the amounts of Inventory and the value thereof at, any leased locations and at premises of warehouses, consignees, processors or other third parties), (iii) Inventory reconciliation from the perpetual listings to the general ledger to the financial statements, (iv) "home office" accounts receivable agings (in form consistent with that prepared on the Closing Date (Report 449)), (v) a copy of the monthly reporting package required by the Securitization Documents, (vi) such reconciliation reports and other source documents from time to time reasonably requested by Agent with respect to the Borrowing Base Certificate most recently delivered to Agent, the financial statements of Borrowers delivered to Agent, Borrowers' general ledger and/or the reports required pursuant to this paragraph, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;

            (p) upon Agent's reasonable request, (i) copies of customer statements and credit memos, remittance advices and reports and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower;

            (q) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent or any Lender may reasonably request;

            (r) from time to time, if Agent or any Lender determines that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations or if an Event of Default has occurred and is continuing, appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the Real Property or Equipment (other than Equipment included within the Collateral consisting of aircraft and aircraft engines) owned by any Borrower; and

            (s) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by Agent or any Lender.

     SECTION 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Each Borrower (i) will pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except (x) where the same may be the subject of a Permitted Contest and (y) for such obligations and/or liabilities the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Each Borrower will continue, to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION 4.4    MAINTENANCE OF PROPERTY; INSURANCE.

            (a) Each Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) Each Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent. Agent acknowledges that the insurance coverage described on Schedule 4.4 meets the requirements of this Section 4.4 subject to Agent's future right to review such insurance in light of changing economic and business conditions.

            (c) On or prior to the Closing Date, Borrowers will cause Agent to be named as an additional insured, assignee and, only with respect to the Collateral, mortgagee or loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Agent. Borrowers will deliver to Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers' insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all mortgagee or loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured mortgagee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured mortgagee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Agent from time to time, full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower.

            (d) In the event Borrowers fail to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect any Borrower's interests. The coverage purchased by Agent may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrowers are able to obtain on their own.

     SECTION 4.5 COMPLIANCE WITH LAWS. Each Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Each Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of Borrowers or any applicable Subsidiary, representatives of Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Unless an Event of Default has occurred and is continuing, all such visits and inspections shall be during normal business hours with reasonable advance notice.

     SECTION 4.7 USE OF PROCEEDS. Borrowers will use the proceeds of the Revolving Loans solely for transaction fees incurred in connection with the Operative Documents, the refinancing on the Closing Date of Debt owing to a Person not an Affiliate of any Credit Party and for working capital needs of Borrowers and the Subsidiaries.

     SECTION 4.8 LENDERS' MEETINGS. At the request of Agent, within forty-five (45) days after the end of each fiscal quarter, Borrowers will conduct a meeting of Agent and the Lenders to discuss such fiscal quarter's results and the financial condition of Borrowers and the Subsidiaries at which shall be present a Responsible Officer and such officers of the Credit Parties as may be reasonably requested to attend by Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to Borrowers.

     SECTION 4.9 HAZARDOUS MATERIALS; REMEDIATION. Borrowers will provide Agent within thirty (30) days after demand therefor with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any Real Property as a result thereof, such demand to be made, if at all, upon Agent's reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect. At Agent's option, in lieu of any such bond, letter of credit or similar financial assurance, Agent may create a Reserve to insure the payment of any such cost or assessment.

     SECTION 4.10 FURTHER ASSURANCES. Each Borrower will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Borrower, whether now owned or hereafter acquired. In addition, upon request by Agent, Borrowers shall deliver or shall cause a Subsidiary to deliver to Agent mortgages or deeds of trust and mortgagee title insurance policies, all in form and substance reasonably acceptable to Agent, for Borrowers' Real Property in Wood Dale, Illinois or Garden City, New York, if any Permitted Mortgage Debt is not closed with respect to either facility by the date which is four months after the Closing Date.

                                    ARTICLE 5
                               NEGATIVE COVENANTS

     Each Borrower agrees on a joint and several basis, that, so long as any Credit Exposure exists:

     SECTION 5.1 DEBT. Borrowers will not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, or any contingent obligations which would be Debt hereunder if they were non-contingent, except for:

            (a) Debt and Letter of Credit Liabilities under the Financing Documents;

            (b) Debt or such contingent obligations outstanding on the date of this Agreement as set forth in the Information Certificate; (c) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $5,000,000;

            (c) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $5,000,000;

            (d) intercompany Debt (which shall not include intercompany corporate charges) arising from loans made by (i) a Borrower to another Borrower or (ii) by a Borrower to a Subsidiary (not a Borrower) to fund capital requirements of such Subsidiaries in the ordinary course of business in an aggregate net amount not to exceed Five Million Dollars ($5,000,000) at any time outstanding; PROVIDED, HOWEVER, that upon the request of Agent at any time, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations; and

            (e) Debt of AAR Receivables Corporation II outstanding pursuant to the Securitization Documents;

            (f)     Debt outstanding pursuant to the Note Purchase Documents;

            (g)     Debt outstanding pursuant to the Indenture Documents;

            (h)     Debt outstanding pursuant to Aircraft Lease Documents;

            (i) Any extension, renewal, replacement (whether effected upon termination or any time thereafter) or refinancing of Debt outstanding pursuant to the Securitization Documents, the Note Purchase Documents, the Indenture Documents or the Aircraft Lease Documents PROVIDED; that (i) after giving effect to any such extension, renewal, replacement or refinancing no Event of Default has occurred and is continuing and (ii) Agent shall have determined in the reasonable exercise of its discretion, that the terms and conditions of any such extension, renewal, replacement or refinancing will not materially and adversely affect Borrowers' ability to repay the Obligations or Agent's Lien on the Collateral. Agent acknowledges that the extension, renewal, replacement or refinancing of the principal installments of Debt outstanding pursuant to the Indenture Documents due in October, 2003, to be effected pursuant to the terms and conditions outlined in Schedule 5.5, does not materially and adversely affect Borrowers' ability to repay the Debt or Agent's Lien on the Collateral;

            (j) Debt incurred after the Closing Date secured by a first priority mortgage on Borrowers' Real Property located in Wood Dale, Illinois and/or Garden City, New York or incurred in connection with a sale or leaseback transaction PROVIDED that the terms and conditions of such Debt, including without limitation, interest rates and principal amortizations schedules are reasonably acceptable to Agent ("Permitted Mortgage Debt"); for purposes of the foregoing, Agent acknowledges and agrees that any Debt any of the Borrowers proposes to incur or any sale or leaseback any of the Borrowers proposes to enter into that is consistent with the proposed terms and conditions for such Permitted Mortgage Debt set forth on Schedule 5.1(j) attached hereto shall be considered Permitted Mortgage Debt and for purposes of this Section 5.1(j) and shall not require the consent of Agent;

            (k)     Debt outstanding pursuant to the IRB Documents;

            (l)     Non-Recourse Debt secured by a Lien permitted by
Section 5.2(j);

            (m)     LaSalle Letter of Credit Reimbursement Debt;

            (n) Unsecured Debt not to exceed Ten Million Dollars ($10,000,000) in the aggregate at any time outstanding; and

            (o) Unsecured Debt not to exceed, when aggregated with all outstanding Debt permitted pursuant to Section 5.1(n) above, Seventy-Five Million Dollars ($75,000,000) in the aggregate outstanding, if the proceeds are used to finance capital requirements of a Credit Party.

     SECTION 5.2 LIENS. Borrower will not, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a)     Liens created by the Security Documents;

            (b) Liens existing on the date of this Agreement as set forth in the Information Certificate or securing any Debt extending, renewing, replacing (whether effected upon termination or any time thereafter) or refinancing the Debt secured thereby to the extent the replacement or refinancing is permitted pursuant to the terms hereof including, without limitation, Liens on AAR Receivables Corporation II's (or any other single purpose Subsidiary of AAR formed to facilitate a securitization transaction) Accounts granted pursuant to the Securitization Documents;

            (c) any Lien on any asset (including all replacements and accessions thereto and proceeds thereof) securing Debt permitted under Section 5.1(c) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof;

            (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;

            (e) statutory Liens of landlords, processors and bailees, to the extent not waived, Liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or the subject of a Permitted Contest and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

            (f) attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

            (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

            (h) Liens on aircraft and aircraft engines securing Debt and other obligations outstanding under the Aircraft Lease Documents;

            (i) Liens on Borrowers' Real Property, fixtures and other property customarily pledged to secure mortgage Debt located in Wood Dale, Illinois and/or Garden City, New York securing Permitted Mortgage Debt;

            (j) Liens securing Nonrecourse Debt incurred by AAR or any Restricted Subsidiary (or any Person in which AAR or any Restricted Subsidiary shall be the beneficial owner), PROVIDED that such Lien is restricted to aircraft and engines acquired after the Closing Date and the lease thereof to a Person other than AAR or a Restricted Subsidiary;

            (k) Liens on property or assets of AAR or any of its Restricted Subsidiaries securing Debt owing to AAR or to another Restricted Subsidiary;

            (l) Leases or subleases (including aircraft or engine leases) granted to others, easements, rights-of-way, restrictions and other similar charges, encumbrances or survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of AAR or any of its Restricted Subsidiaries, PROVIDED that such Liens do not, in the aggregate, materially detract from the value of such property;

            (m) any Liens on cash collateral pledged to secure LaSalle Letter of Credit Reimbursement Debt; and

            (n) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into AAR or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by AAR or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

     SECTION 5.3 RESTRICTED DISTRIBUTIONS. Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; PROVIDED that the foregoing shall not restrict or prohibit any Subsidiary from making dividends or distributions and shall not restrict or prohibit dividends or distributions to AAR or purchases of shares of (or options to purchase shares of) equity interests in AAR or options therefor (a) on the open market for use in its employee incentive equity program, (b) from employees of any Borrower or any Subsidiary upon their death, termination or retirement or (c) on the open market pursuant to a stock buy-back program approved by AAR's Board of Directors so long as (x) before and after giving effect to any such dividend or distribution for such purpose, (i) no Event of Default shall have occurred and be continuing and (ii) Borrowers are in compliance on a pro forma basis with the covenants set forth in Article 7 recomputed for the most recently ended quarter for which information is available and are in compliance with all other terms and conditions of this Agreement, (y) such purchases or payments described in clause
(a) above after the date hereof do not exceed $2,000,000 in any Fiscal Year and do not exceed $6,000,000 in the aggregate, (z) such purchases or payments described in clause (b) above after the date hereof do not exceed $1,000,000 in any Fiscal Year and do not exceed $3,000,000 in the aggregate, (aa) such purchases or payments described in clause (c) above after the date hereof are made or effected after Borrowers have made all principal payments due under the Indenture Documents in October, 2003, (bb) such purchases or payments described in clause (c) above after the date hereof do not exceed $5,000,000 in any Fiscal Year and do not exceed $15,000,000 in the aggregate and (cc) after giving effect to any such purchase or payment described in clause (c) above, the sum of average Availability and Cash Equivalents, computed on a proforma or projected basis after giving effect to any such purchase or payment for the 60 days immediately prior to the date of any such purchase or payment and for the 180 days immediately after the date of any such purchase or payment, equals or exceeds $30,000,000.

     SECTION 5.4 RESTRICTIVE AGREEMENTS. Borrowers will not, and will not permit any Subsidiary to, directly or indirectly (i) enter into or assume any agreement (other than the Financing Documents and, as in effect on the Closing Date, the Indenture Documents, the Note Purchase Documents and the Securitization Documents) prohibiting the creation or assumption of any Lien upon the Collateral, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay or make Restricted Distributions to any Borrower or any other Wholly-Owned Restricted Subsidiary; (2) pay any Debt owed to any Borrower or any other Wholly-Owned Restricted Subsidiary; (3) make loans or advances to Borrower or any other Wholly-Owned Restricted Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Wholly-Owned Restricted Subsidiary; PROVIDED that the provisions of this clause (ii) shall not apply to
(a) restrictions and conditions imposed by law, the Financing Documents, the Indenture Documents, the Note Purchase Documents, the Securitization Documents, the IRB Documents, the Aircraft Lease Documents and any agreement, instrument or document evidencing (A) Permitted Mortgage Debt, (B) the transactions contemplated on Schedule 5.5 and (C) the sale, factoring or other financing of the Air France Parts Lease, (b) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or line of business (including without limitation those transactions listed on Schedule 5.6) pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary or line of business that is to be sold and such sale is permitted hereunder, and (c) customary provisions in leases and other contracts restricting the assignment thereof.

     SECTION 5.5 PAYMENTS AND MODIFICATIONS OF OTHER DEBT. Borrower will, and will not permit any Subsidiary to, directly or indirectly (i) declare, pay, make or set aside any amount for payment in respect of any Permitted Mortgage Debt, any Debt outstanding under the Indenture Documents, the Aircraft Lease Documents, the IRB Documents, the Note Purchase Documents or the Securitization Documents, except for regularly scheduled payments of principal and interest (but no voluntary prepayments) or other amounts in respect of such Debt; and
(ii) amend or otherwise modify the terms of the documents or agreements evidencing the Permitted Mortgage Debt or the Indenture Documents, the Aircraft Lease Documents, the IRB Documents, the Note Purchase Documents or the Securitization Documents if Agent has determined in the reasonable exercise of its discretion that the effect of such amendment or modification is to affect materially and adversely Borrower's ability to repay the Obligations or Agent's Lien on the Collateral, except for instruments, amendments, modifications or other documents entered into to effect the transactions described in Schedule
5.5. The foregoing notwithstanding, Borrowers may prepay or repurchase any Debt outstanding under the Indenture Documents or the Note Purchase Documents and up to $2,300,000 of Debt outstanding under the Aircraft Lease Documents owing to SMBC Leasing and Finance, Inc. or an Affiliate thereof, if, after giving effect to any such repurchase, (i) no Default or Event of Default has occurred and is continuing; (ii) Borrowers are in compliance on a proforma basis with the covenants set forth in

Article 7 recomputed for the most recently ended quarter for which information is available and are in compliance with all other terms and conditions of this Agreement; (iii) the amount of such prepayments or repurchases does not exceed $25,000,000 in any Fiscal Year or $75,000,000 in the aggregate and (iv) prior to the date of any such repurchase or prepayment, a Responsible Officer shall have delivered to Agent a written certificate in reasonable detail with supporting calculations evidencing or stating that (a) average Availability PLUS Cash Equivalents, computed on a pro forma basis after giving effect to any such prepayment or repurchase, for the 60 days immediately prior to the date of any such prepayment or repurchase equals or exceeds (1) $10,000,000 with respect to prepayments or repurchases of principal payments of Debt outstanding under the Indenture Documents due in October, 2003, up to $1,000,000 per annum of all other such prepayments or repurchases or permitted repayments or repurchases of Debt outstanding under the Aircraft Lease Documents owed to SMBC Leasing and Finance, Inc. or an Affiliate thereof, or (2) $30,000,000 with respect to all other such prepayments or repurchases, (b) average projected Availability PLUS Cash Equivalents, computed on a pro forma basis after giving effect to any such prepayment or repurchase for the 180 days immediately after the date of such prepayment or repurchase equals or exceeds (1) $10,000,000 with respect to prepayments or repurchases of Debt outstanding under the Indenture Documents due in October, 2003, up to $1,000,000 per annum of all other such prepayments or repurchases or permitted repayments or repurchases of Debt outstanding under the Aircraft Lease Documents owed to SMBC Leasing and Finance, Inc. or an Affiliate thereof, or (2) $30,000,000 with respect to all other such prepayments or repurchases, and (c) such projected pro forma average Availability PLUS Cash Equivalents represents Borrowers' best estimate of Borrowers' future financial performance as of the date of such projections were made, based on assumption, believed by Borrowers on the applicable date to be fair in light of current business conditions.

     SECTION 5.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. No Borrower will, and no Borrower will permit any Subsidiary to, directly or indirectly (i) consolidate or merge with or into any other Person or (ii) sell, lease, license or otherwise transfer, directly or indirectly, any of its or their assets, other than (1) sales, leases, licenses or transfers of Inventory in the ordinary course of their respective businesses, (2) dispositions of Cash Equivalents, (3) so long as no Event of Default exists and is continuing, or if an Event of Default exists and is continuing, all of the proceeds of any such sale of Accounts are applied to the Obligations, sales of Accounts by Borrowers to AAR Receivables Corporation II (or any other sole purpose Subsidiary formed to facilitate a securitization) and sales of Accounts by AAR Receivables Corporation II (or any other sole purpose Subsidiary formed to facilitate a securitization), in each case pursuant to the Securitization Documents, (4) dispositions (including, without limitations, sales and leasebacks) of Equipment and Real Property for cash, or other consideration reasonably acceptable to Agent, and fair value that the board of directors (or comparable body) of the applicable Borrower determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries if all of the following conditions are met: (a) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $10,000,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year of AAR does not exceed $25,000,000; (b) the Net Cash Proceeds of such Asset Disposition are applied as required by 2.1(c); (c) after giving effect to the Asset Disposition and the repayment of Debt with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Article 7 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this

Agreement; (d) no Default or Event of Default then exists or would result from such Asset Disposition; (5) such dispositions as are set forth on Schedule 5.6 to the Agreement for cash or other consideration reasonably acceptable to Agent and fair value if all of the following conditions precedent are met: (a) simultaneously with the closing of any such sale or other disposition, Borrowers prepay the Revolving Loans in an amount equal to the amount the Borrowing Base is reduced as a result of such sale or disposition; (b) after giving effect to such sale or disposition and the repayment of Debt with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in
Article 7 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (c) no Default or Event of Default then exists or would result from such sale or disposition; (6) the sale, factoring or other financing of the Air France Parts Lease; and (7) transfers to any sole purpose Subsidiary formed to facilitate a transaction in which such Subsidiary will incur Permitted Mortgage Debt. Borrowers agree to give Agent fourteen (14) Business Days written notice of any disposition of the assets set forth on Schedule 5.6, which notice shall in reasonable detail describe the proposed disposition.

     SECTION 5.7 PURCHASE OF ASSETS, INVESTMENTS. No Borrower will, and no Borrower will permit any Subsidiary to, directly or indirectly acquire any assets other than (x) in the ordinary course of business, (y) with respect to intercompany Debt permitted hereunder or (z) to facilitate a transaction in which such Borrower or Subsidiary will incur Permitted Mortgage Debt. No Borrower will and no Borrower will not permit any Subsidiary to, directly or indirectly make, acquire or own any Investment in any Person other than (a) Investments set forth on the Information Certificate; (b) Cash Equivalents; (c) Investments in Domestic Subsidiaries, so long as any such Domestic Subsidiary has Guaranteed the Obligations and secured such Guarantee by granting in favor of Agent, for its benefit and the benefit of the Lenders, a Lien on all or substantially all of that portion of such Domestic Subsidiary's assets which, if owed by a Borrower, would constitute Collateral; (d) bank deposits established in accordance with Section 5.14; (e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; (f) loans to officers and employees in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; (g) Investments in Subsidiaries formed after the Closing in order to facilitate any refinancing or replacement of Debt outstanding under the Securitization Documents; (h) Investments in Subsidiaries formed to facilitate the incurrence of the Permitted Mortgage Debt, which Investments consist of Borrowers' Real Property in Wood Dale, Illinois or Garden City, New Jersey; (i) intercompany Debt permitted pursuant to Section 5.1; and (j) other Investments not exceeding $3,000,000 in any Fiscal Year and $9,000,000 in the aggregate so long as at the time of any such Investment, no Event of Default exists and is continuing. Without limiting the generality of the foregoing, no Borrower will, and no Borrower will permit any Subsidiary (except to facilitate a transaction in which such Subsidiary will incur Permitted Mortgage Debt) to, (i) acquire or create any Subsidiary or (ii) engage, outside of the ordinary course of business, in any joint venture or partnership with any other Person.

     SECTION 5.8 TRANSACTIONS WITH AFFILIATES. Except (i) for transactions among Borrowers, (ii) as permitted by Section 5.12 or in connection with Permitted Mortgage Debt, (iii) as otherwise disclosed in the Information Certificate, and (iv) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to any Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party, no Borrower will, and no Borrower will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower.

     SECTION 5.9 MODIFICATION OF ORGANIZATIONAL DOCUMENTS. No Borrower will, directly or indirectly amend or otherwise change its state of incorporation, type of organization or organization I.D. Number, nor change its legal name.

     SECTION 5.10 FISCAL YEAR. No Borrower will, and no Borrower will permit any Subsidiary to, change its Fiscal Year.

     SECTION 5.11 CONDUCT OF BUSINESS. No Borrower will, and no Borrower will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto (including creation of sole purpose Subsidiaries to facilitate a securitization or to facilitate a transaction in which such Subsidiary will incur Permitted Mortgage Debt).

     SECTION 5.12 LEASE PAYMENTS. No Borrower will, and no Borrower will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease (excluding leases in effect on the Closing Date or replacements thereof and excluding lease payments made with respect to Borrowers' Garden City, New York and/or Wood Dale, Illinois facility pursuant to a sale and leaseback transaction permitted by Section 5.1(j)) with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments under such lease that AAR and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $500,000 for any Fiscal Year under all such leases (excluding Capital Leases), except for lease-in, lease-out transactions in the ordinary course of business.

     SECTION 5.13 BANK ACCOUNTS. Without limiting the provisions of Section 6.1(a), except as otherwise provided by or in the Securitization Documents, no Borrower will, directly or indirectly, establish any new bank account into which Account Debtors are instructed to make payments or Borrowers deposit payments on Non-Sold Accounts without prior written notice to Agent and unless Agent, the applicable Borrower, and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from the applicable Borrower, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent. The foregoing notwithstanding, Borrowers shall not be required to put into effect any control agreement with respect to any disbursement account formed by AAR or another Credit Party from sources other than direct proceeds of Collateral.

                                    ARTICLE 6
                     ACCOUNTS AND INVENTORY REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

     To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby, on a joint and several basis, represents and warrants to Agent and each Lender, and further agrees with Agent and each Lender, that:

     SECTION 6.1    ACCOUNTS AND ACCOUNT COLLECTIONS.

            (a) Upon request by Agent, after an Event of Default has occurred and is continuing, each Borrower shall establish and maintain, at its sole expense, and shall cause each Domestic Subsidiary to establish and maintain, at its sole expense blocked accounts or lockboxes and related blocked accounts (in either case, "BLOCKED ACCOUNTS"), as Agent may specify, with such banks as are acceptable to Agent into which each Borrower and its Domestic Subsidiaries shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts (other than Accounts sold by AAR Receivables Corporation II pursuant to the Securitization Documents to the extent such Accounts have not been reconveyed to the applicable Borrower pursuant to Section 3.4 of the Purchase and Sale Agreement) or the Company Note and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner; PROVIDED, HOWEVER, that any payments which constitute proceeds of property not included in the Collateral shall be excluded from the Blocked Accounts and the requirements of this Section. Each Borrower shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of such Borrower or any of its Domestic Subsidiaries is maintained, and by each bank where any other Deposit Account is from time to time maintained. Each Borrower shall further execute and deliver, and shall cause each of its Domestic Subsidiaries to execute and deliver, such agreements and documents as Agent may require in connection with such Blocked Accounts, Deposit Accounts and such Deposit Account Control Agreements. Without limiting the provisions of
Section 5.13, after the occurrence and during the continuance of an Event of Default, no Borrower shall establish, and each Borrower shall cause each of its Domestic Subsidiaries not to establish, any Deposit Accounts not existing as of the Closing Date, unless such Borrower or its Domestic Subsidiaries (as applicable) have complied in full with the provisions of this Section 6.1 with respect to such Deposit Accounts. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

            (b) For purposes of calculating the amount of the Loans available to Borrower, payments made to a Blocked Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received shall be deemed applied (conditional upon final collection) to the Obligations following the date of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.

            (c) After an Event of Default has occurred and is continuing, each Borrower and its directors, employees, agents, Subsidiaries and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts (other than Accounts sold by AAR Receivables Corporation II pursuant to the Securitization Documents), Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or Person.

            (d) No Borrower or other Credit Party shall commingle any proceeds of any of its Accounts with the proceeds of any Account sold to AAR Receivables Corporation II (or any other single purpose Subsidiary formed for the purpose of facilitating a securitization), except temporary commingling as permitted by the Receivables Purchase Agreement, unless any such sold Account is subsequently reconveyed to a Borrower or other Credit Party pursuant to Section
3.4 of the Purchase and Sale Agreement. Each Borrower and each other Credit Party shall diligently maintain for its Accounts Deposit Accounts and books, records and accounts thereof for its Accounts separate from the Accounts, the Deposit Accounts and books and records and accounts therefor of AAR Receivables Corporation II.

     SECTION 6.2 INVENTORY. (a) With respect to the Inventory: (i) each Borrower shall at all times maintain, and cause each of its Subsidiaries to maintain, records of Inventory reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (ii) each Borrower shall conduct, and cause each of its Subsidiaries to conduct, a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (iii) except as otherwise provided on a Borrowing Base Certificate, no Borrower shall sell, and no Borrower shall permit any of its Subsidiaries to sell, Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate any Credit Party to repurchase such Inventory; (iv) except as otherwise provided on a Borrowing Base Certificate, each Borrower shall keep, and shall cause each of its Subsidiaries to keep, the Inventory in good and marketable condition; and
(v) except as otherwise provided on a Borrowing Base Certificate, no Borrower shall acquire or accept, and no Borrower shall permit any of its Subsidiaries to acquire or accept, without prior written notice to Agent, any Inventory on consignment or approval. Each Borrower shall and shall cause each of its Subsidiaries to maintain all of its Inventory, in all material respects, in compliance with such Borrower's or Subsidiary's FAA approved maintenance program and all other applicable FAA and other governmental laws, rules and regulations. Without limiting the generality of the foregoing, all FAA Airworthiness Directives and amendments or changes to the Federal Aviation Regulations applicable to any such Inventory and Equipment, as well as all mandatory service bulletins applicable to any such Inventory and Equipment, shall have been accomplished, in all material respects, by terminating action in compliance with the issuing agency's or the manufacturer's specific instructions. No Inventory shall be included in Eligible Inventory if any such Inventory has become an accession to any airplane, airplane engine or other personal property other than Inventory that is subject to first priority Liens in favor of Agent for its benefit and the ratable benefit of Lenders.

            (b) Borrowers acknowledge and agree that Agent shall from time to time obtain, at Borrowers' expense, appraisals from appraisers (who may be personnel of an Agent), stating the then current Net Orderly Liquidation Value of Inventory or the value of Equipment included within the Collateral consisting of aircraft and aircraft engines. Such appraisals shall be in form, scope and methodology acceptable to Agent. Each Borrower shall, and shall cause each of its Domestic Subsidiaries to assist Agent or any such appraiser in the preparation of any such appraisals.

            (c) None of the inventory or equipment subject to the Air France Parts Lease shall be included as Eligible Inventory or was included in the SH&E appraisal delivered to Agent prior to the Closing Date.

                                    ARTICLE 7
                               FINANCIAL COVENANTS

     Each Borrower agrees, on a joint and several basis, that, so long as any Credit Exposure exists:

     SECTION 7.1 CAPITAL EXPENDITURES. Borrowers will not permit the aggregate amount of Capital Expenditures for any period set forth below to exceed the amount set forth below for such period:

                   Period                               Amount
                   ------                               ------
     June 1, 2003 to May 31, 2004 and each           $ 12,000,000
     Fiscal Year thereafter

If Borrowers do not utilize the entire amount of Capital Expenditures permitted in any period set forth above, Borrowers may carry forward to the immediately succeeding period only seventy-five percent (75%) of such unutilized amount (with Capital Expenditures made by Borrowers in such succeeding period applied last to such carried forward amount).

     SECTION 7.2 MINIMUM EBITDA. Borrowers will not permit EBITDA for the twelve (12) month period ending on any date set forth below to be less than the amount set forth below for such date:

                   Period                               Amount
                   ------                               ------
     Twelve month period ending August 31,           $ 33,000,000
     2003 and each November 30, February 28
     (or 29 as applicable), May 31 and
     August 31 thereafter

     SECTION 7.3 INTEREST COVERAGE RATIO. Borrowers will not permit the Interest Coverage Ratio for the twelve (12) month period ending on any date set forth below to be less than the ratio set forth below for such date.

                   Period                             Amount
                   ------                             ------
     Twelve month period ending August 31,           1.4 to 1
     2003 and each November 30, February 28
     (or 29 as applicable), May 31 and
     August 31 thereafter

                                    ARTICLE 8
                                   CONDITIONS

     SECTION 8.1 CONDITIONS TO CLOSING. The obligation of each Lender to make the initial Loans and of Agent to issue any Support Agreements on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Agent, and to the consummation of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:

            (a) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

            (b) the satisfaction of Agent as to the absence, since May 31, 2002, of any material adverse change in any aspect of the business, operations, properties or financial

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condition of AAR and its Subsidiaries, or any event or condition which could reasonably be expected to result in such a material adverse change; and

            (c) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

     SECTION 8.2 CONDITIONS TO EACH LOAN AND SUPPORT AGREEMENT. The obligation of the Lenders to make a Loan or of Agent to issue any Support Agreement (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

            (a) in the case of a Revolving Loan Borrowing, receipt by Agent of a Notice of Borrowing in accordance with Section 2.2(b);

            (b) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

            (c) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing;

            (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true and correct on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date; and

            (e) the fact that, immediately after such borrowing and after the application of the proceeds thereof or after such issuance, AAR's "Debt" (as defined in the Indenture), other than secured "Debt" referenced in Section 1007 of the Indenture is less than the limitations (15% of Consolidated Net Tangible Assets) contained in Section 1011 of the Indenture (or any equivalent section of any replacement for the Indenture) by $3,000,000 or more.

            Each borrowing, each giving of a Notice of LC Credit Event hereunder and each giving of a Notice of Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such borrowing or notice as to the facts specified in Sections 8.2(b), 8.2(c) and 8.2(d).

                                    ARTICLE 9
                                EVENTS OF DEFAULT

     SECTION 9.1 EVENTS OF DEFAULT. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "EVENT OF DEFAULT":

            (a) Borrowers shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document;

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            (b)     Borrowers shall fail to observe or perform any covenant
contained in Section 4.1 (Financial Statements and Other Reports), Section 4.4 (Maintenance of Property; Insurance), Section 4.7 (Use of Proceeds), Section 4.9 (Hazardous Materials; Remediation), Article 5, Article 6 or Article 7; PROVIDED with respect to the covenants contained in Section 4.1, Borrowers shall be entitled to one five (5)-day grace period per Fiscal Year;

            (c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement, in any other Financing Document or in any document, agreement or instrument entered into in connection with Ancillary Services (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within fifteen (15) days after the earlier of (1) receipt by Borrowers of notice from Agent or Required Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default;

            (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

            (e) (1) failure of any Borrower to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders thereof to cause, Debt having an individual principal amount in excess of $3,000,000 or having an aggregate principal amount in excess of $3,000,000 to become or be declared due prior to its stated maturity or (2) the occurrence of any breach or default under any terms or provisions of any of the Indenture Documents, the Note Purchase Documents or the Securitization Documents;

            (f) any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

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            (h)     (1) institution of any steps by any Person to terminate a
Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $3,000,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $3,000,000;

            (i) one or more judgments or orders for the payment of money aggregating in excess of $1,000,000 shall be rendered against any or all Borrowers and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days;

            (j) (i) a Change of Control shall have occurred or (ii) except in connection with a disposition permitted pursuant to Section 5.6, AAR shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each of its Subsidiaries;

            (k) the accountant's report or reports on the audited statements delivered pursuant to Section 4.1(b) shall include any material qualification (including with respect to the scope of audit) or exception;

            (l) any Lien on Collateral with a value of $1,000,00 or more created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert in writing; or

            (m) Borrowers shall be prohibited or otherwise restrained, in any manner evidencing or having a Material Adverse Effect, from conducting the business theretofore conducted by them by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event, such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days.

     SECTION 9.2 ACCELERATION AND SUSPENSION OR TERMINATION OF REVOLVING LOAN COMMITMENT. Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (i) by notice to Borrowers suspend or terminate the Revolving Loan Commitment, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to Borrowers declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrowers and Borrowers will pay the same; provided that in the case of any of the Events of Default specified in
Section 9.1(f) or 9.1(g) above, without any notice to Borrowers or any other act by Agent or the Lenders, the Revolving Loan Commitment shall thereupon terminate and all of the Obligations shall become immediately due and payable

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without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrowers and Borrowers will pay the same.

     SECTION 9.3    CASH COLLATERAL. If (i) any Event of Default specified in
Section 9.1(f) or 9.1(g) shall occur, (ii) the Obligations shall have otherwise been accelerated pursuant to Section 9.2 or (iii) the Revolving Loan Commitment shall have been terminated pursuant to Section 9.2, then without any request or the taking of any other action by Agent or the Lenders, Borrowers shall immediately comply with the provisions of Section 2.4(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

     SECTION 9.4 DEFAULT RATE OF INTEREST AND SUSPENSION OF LIBOR RATE OPTIONS. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, at the election of Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Prime Rate Loans and (y) the LIBOR election will not be available to Borrowers.

     SECTION 9.5 SETOFF RIGHTS. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrowers (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to any Borrower or its Subsidiaries), and (B) other property (unless such property secures Debt (other than the Obligations) permitted hereby) at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.

     SECTION 9.6 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of any Borrower or any guarantor of all or any part of the Obligations, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: FIRST, to all fees, costs, indemnities and expenses incurred by or owing to Agent and any Designated Lender

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Affiliate that is an Affiliate of Agent, with respect to this Agreement, the other Financing Documents, any Ancillary Services or the Collateral; SECOND, to all fees, costs, indemnities and expenses incurred by or owing to any Lender and any Designated Lender Affiliate that is an Affiliate of any Lender, with respect to this Agreement, the other Financing Documents, any Ancillary Services or the Collateral; THIRD, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts); FOURTH, to the principal amount of the Obligations outstanding; and FIFTH to any other indebtedness or obligations of any Borrower owing to Agent, any Lender or any Designated Lender Affiliate under the Financing Documents or with respect to Ancillary Services. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

     SECTION 9.7 NON-RECOURSE GUARANTORS. Notwithstanding any other provision of this Agreement or any of the other Financing Documents, Lenders' and Agent's sole right to recover from each Non-Recourse Guarantor shall be limited to the Collateral pledged by such Non-Recourse Guarantor and no Lender or Agent, acting on behalf of Lenders, shall have any right of recourse against any other asset of such Non-Recourse Guarantor nor against such Non-Recourse Guarantor individually.

                                   ARTICLE 10
                 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM

     SECTION 10.1 EXPENSES. Borrowers hereby agree to promptly pay (i) all reasonable costs and expenses of Agent (including without limitation the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, (ii) without limitation of the preceding clause (i), all reasonable costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, including title investigations, (iii) without limitation of the preceding clause
(i), expenses of Agent in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, Borrowers shall be obligated to pay such reasonable fees, costs and expenses for only one counsel acting for all Lenders (including Agent).

     SECTION 10.2 INDEMNITY. Borrowers hereby agree to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees and counsel of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such

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Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any Real Property now or previously owned, leased or operated by any Borrower, any Subsidiary or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such Real Property or (C) arising out of or resulting from the environmental condition of any such Real Property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Borrower or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and Letters of Credit, except that Borrowers shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

     SECTION 10.3 TAXES. Borrowers agree to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Financing Documents or the issuance of the Notes or Letters of Credit and to indemnify and hold Agent and Lenders harmless against liability in connection with any such assessments, charges or taxes.

     SECTION 10.4 RIGHT TO PERFORM. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers' expense and Borrowers agree to reimburse Agent therefor on demand. All amounts owing hereunder or under any other Financing Document may be satisfied in full, subject to the provisions of Section 2.2(a)(ii), through the making of Agent Advances.

                                   ARTICLE 11
                                      AGENT

     SECTION 11.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Security Documents on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in Section 12.5 or by the

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terms of the Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

     SECTION 11.2 AGENT AND AFFILIATES. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

     SECTION 11.3 ACTION BY AGENT. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

     SECTION 11.4 CONSULTATION WITH EXPERTS. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 11.5 LIABILITY OF AGENT. Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Agreement; (iii) the satisfaction of any condition specified in any Financing Document, except receipt of items required to be delivered to Agent; (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover

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from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

     SECTION 11.6 INDEMNIFICATION. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. The obligations of Lenders under this Section 11.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

     SECTION 11.7 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders and, notwithstanding the instructions of Required Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

     SECTION 11.8 CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

     SECTION 11.9 COLLATERAL MATTERS. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations and the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letters of Credit; or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full

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compliance with the provisions of the Financing Documents). Upon request by
Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 11.9.

     SECTION 11.10 AGENCY FOR PERFECTION. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

     SECTION 11.11 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

     SECTION 11.12 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to the Lenders and Borrowers. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 11.13  DISBURSEMENTS OF REVOLVING LOANS; PAYMENT.

            (a) REVOLVING LOAN ADVANCES, PAYMENTS AND SETTLEMENTS; INTEREST AND FEE PAYMENTS.

                    (i) Agent shall have the right, on behalf of Lenders, to disburse funds to Borrowers for all Revolving Loans requested by AAR, on its own behalf and on behalf

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

     of each other Borrower pursuant to the terms of this Agreement. Absent the prior receipt by Agent of a written notice from any Lender pursuant to which such Lender notifies Agent that such Lender shall cease making Revolving Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Revolving Loans requested by Borrower. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the preceding sentence, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to Borrowers. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrowers, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of the Revolving Loan requested by AAR on its own behalf and on behalf of each other Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender's Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrowers, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 11.13 shall be without premium or penalty. Nothing in this
     Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                    (ii) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, facsimile or e-mail of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance (including any Agent Advances) as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual Pro Rata Share of the Revolving Loan balance to such Lender's required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due (i) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Revolving Loans sufficient to equate such Lender's actual Pro Rata Share of the Revolving Loan balance as of such Settlement Date with such Lender's required Pro Rata Share of the Revolving Loans as of such date and (ii) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Revolving Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the

     Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate PLUS the Prime Rate Margin.

                    (iii) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan, to the extent of such Lender's credit exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from Borrowers.

                    (iv) The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Borrower or any other Credit Party.

            (b)     RETURN OF PAYMENTS.

                    (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

                    (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to such Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (c) DEFAULTED LENDERS. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrowers' request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Defaulted Lender, and each Defaulted Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted Lender for an amount equal to the principal balance of all Loans held by such Defaulted Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                                   ARTICLE 12
                                  MISCELLANEOUS

     SECTION 12.1 SURVIVAL. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Article 6 and Article 10 shall survive the payment of the Obligations and any termination of this Agreement.

     SECTION 12.2 NO WAIVERS. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.3 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including hand delivery, prepaid overnight courier, facsimile transmission, e-mail or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrowers and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrowers; PROVIDED, that notices, requests or other communications shall be permitted by e-mail only where expressly provided in the Financing Documents. Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail, when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (ii) if given by mail, e-mail, hand delivery, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

     SECTION 12.4 SEVERABILITY. In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 12.5 AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and the Required Lenders (and, if (x) any amendment would increase either such Lender's Revolving Loan Commitment Amount by such Lender and (y) the rights or duties of Agent or LC Issuer are affected thereby, by Agent or the LC Issuer, as the case may be);

provided that no such amendment or waiver shall, unless signed by all the Lenders; (i) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation; (ii) postpone the date fixed for any payment (other than a payment pursuant to Section 2.1(c)) of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) amend or waive this Section 11.5 or the definitions of the terms used in this Section 11.5 insofar as the definitions affect the substance of this Section 11.5; (v) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document; or (vi) increase any of the advance rates by more than five (5) percentage points each in the aggregate or decrease the dollar amounts set forth in the definition of Borrowing Base by more than $1,000,000 set forth in the Borrowing Base Certificate.

     SECTION 12.6   ASSIGNMENTS; PARTICIPATIONS.

            (a)     ASSIGNMENTS.

                    (i) Any Lender may at any time assign to one or more Persons (any such Person, an "ASSIGNEE") all or any portion of such Lender's Loans and interest in the Revolving Loan Commitment, with the prior written consent of Agent and, so long as no Event of Default exists, Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or to an Affiliate of a Lender). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the assignor's entire interests in the Revolving Loan Commitment and outstanding Loans. Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Any attempted assignment not made in accordance with this Section 12.6(a) shall be treated as the sale of a participation under Section 12.6(b). Borrowers shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrowers have expressly objected to such assignment within three (3) Business Days after notice thereof.

                    (ii) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Assignee's percentage interest in the Revolving Loan

     Commitment (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrowers any prior Note held by it.

                    (iii) Agent shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrowers, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrowers and any Lender, at any reasonable time upon reasonable prior notice to Agent.

                    (iv)  Notwithstanding the foregoing provisions of this
     Section 12.6(a) or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such Lender's trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

            (b) PARTICIPATIONS. Any Lender may at any time sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 9.5.

     SECTION 12.7 HEADINGS. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

     SECTION 12.8 CONFIDENTIALITY. In handling any confidential information of any Credit Party, Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to agents, employees, Subsidiaries, Affiliates, attorneys and advisors of such Person in connection with its present or prospective business relations with the Credit Parties arising out of the Financing Documents, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provision of this Section 12.8, (iii) as required by law, regulation, rule, request or order, subpoena, judicial order or similar order and in connection with any litigation and (iv) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a third party, provided Agent does not have actual knowledge that such third party is prohibited from disclosing such information.

     SECTION 12.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     SECTION 12.10 WAIVER OF JURY TRIAL. EACH OF EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 12.11  PUBLICATION; ADVERTISEMENT.

            (a) PUBLICATION. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Merrill Lynch or any of its

Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case without Merrill Lynch's prior written consent.

            (b) ADVERTISEMENT. Each Credit Party hereby authorizes Merrill Lynch to publish the name of such Credit Party and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which Merrill Lynch elects to publish. In addition, each Credit Party agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrowers with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its publication.

     SECTION 12.12 COUNTERPARTS; INTEGRATION. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 12.13 REIMBURSEMENT. The undertaking by Borrowers to repay the Obligations and each representation, warranty or covenant of each Borrower are and shall be joint and several. To the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrower for the amount of such excess. This Section 12.13 is intended only to define the relative rights of Borrowers, and nothing set forth in Section 12.13 is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

                            (SIGNATURE PAGE FOLLOWS)

                      (SIGNATURE PAGE TO CREDIT AGREEMENT)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             AAR CORP.

                             By:/s/ TIMOTHY J. ROMENESKO
                                --------------------------------
                                Name: Timothy J. Romenesko
                                Title: Vice President

                             Address: c/o AAR Corp.
                                      One AAR Place
                                      1100 N. Wood Dale Road
                                      Wood Dale, IL 60191
                                      Attn: Chief Financial Officer

                             Facsimile number: 630-227-2101

                             AAR DISTRIBUTION, INC.

                             By:/s/ TIMOTHY J. ROMENESKO
                                --------------------------------
                                Name: Timothy J. Romenesko
                                Title: Vice President

                             Address: c/o AAR Corp.
                                      One AAR Place
                                      1100 N. Wood Dale Road
                                      Wood Dale, IL 60191
                                      Attn: Chief Financial Officer

                             Facsimile number: 630-227-2101

                             AAR PARTS TRADING, INC.

                             By:/s/ TIMOTHY J. ROMENESKO
                                ------------------------------------
                                Name: Timothy J. Romenesko
                                Title: Vice President

                             Address: c/o AAR Corp.
                                      One AAR Place
                                      1100 N. Wood Dale Road
                                      Wood Dale, IL 60191
                                      Attn: Chief Financial Officer

                             Facsimile number: 630-227-2101

                             AAR MANUFACTURING, INC.

                             By:/s/ TIMOTHY J. ROMENESKO
                                ------------------------------------
                                Name: Timothy J. Romenesko
                                Title: Vice President

                             Address: c/o AAR Corp.
                                      One AAR Place
                                      1100 N. Wood Dale Road
                                      Wood Dale, IL 60191
                                      Attn: Chief Financial Officer

                             Facsimile number: 630-227-2101

                             AAR ENGINE SERVICES, INC.

                             By:/s/ TIMOTHY J. ROMENESKO
                                ------------------------------------
                                Name: Timothy J. Romenesko
                                Title: Vice President

                             Address: c/o AAR Corp.
                                      One AAR Place
                                      1100 N. Wood Dale Road
                                      Wood Dale, IL 60191
                                      Attn: Chief Financial Officer

                             Facsimile number: 630-227-2101

                             AAR ALLEN SERVICES, INC.

                             By:/s/ TIMOTHY J. ROMENESKO
                                ------------------------------------
                                Name: Timothy J. Romenesko
                                Title: Vice President

                             Address: c/o AAR Corp.
                                      One AAR Place
                                      1100 N. Wood Dale Road
                                      Wood Dale, IL 60191
                                      Attn: Chief Financial Officer

                             Facsimile number: 630-227-2101

                             BORROWER'S ACCOUNT DESIGNATION:

                             LASALLE BANK NATIONAL ASSOCIATION
                             Chicago, Illinois
                             ABA No.: 071000505
                             Account No.: 5800415597
                             Account Name: AAR Corp. Concentration
                             Account
                             Reference: AAR Corp.
                             ACH Telephone number: 312-904-5454
                             Bank Official: Scott Carbon
                             Telephone number: 312-904-4818

                             MERRILL LYNCH CAPITAL, a division of
                             Merrill Lynch Business Financial Services Inc., as Agent and a Lender

                             By:/s/ MARK K. GERTZOF
                                ------------------------------------
                                Name: Mark K. Gertzof
                                Title: Director

                             Address:222 North LaSalle Street, 17th Floor
                                     Chicago, Illinois 60601
                                     Attn: Legal Department

                             Facsimile number: 312-499-3245
                             E-Mail Address: dhollowell@exchange.ml.com

                             PAYMENT ACCOUNT DESIGNATION:

                             LASALLE BANK NATIONAL ASSOCIATION
                             Chicago, Illinois
                             ABA No.: 071000505
                             Account No.: 5800393182
                             Account Name: MLBFS - Corporate Finance
                             Reference: AAR Corp.

                                     ANNEX A

                                COMMITMENT ANNEX

                              Revolving Loan      Revolving Loan
                                Commitment          Commitment
                Lender            Amount            Percentage
           -----------------------------------------------------
           Merrill Lynch
           Capital              $ 30,000,000           100%

           TOTALS               $ 30,000,000           100%

                                     ANNEX B

                                CLOSING CHECKLIST

[MERRILL LYNCH LOGO]        Exhibit A to Credit Agreement (Assignment Agreement)

     This Assignment Agreement (this "ASSIGNMENT AGREEMENT") is entered into as of __________ by and between the Assignor named on the signature page hereto ("ASSIGNOR") and the Assignee named on the signature page hereto ("ASSIGNEE"). Reference is made to the Credit Agreement dated as of May 29, 2003 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among AAR Corp., AAR Distribution, Inc., AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engine Services, Inc. and AAR Allen Services, Inc. (individually, a "BORROWER" and collectively "BORROWERS"), the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     Assignor and Assignee hereby agree as follows:

     1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the "SCHEDULE"), in and to Assignor's rights and obligations under the Credit Agreement as of the effective date set forth on the Schedule (the "EFFECTIVE DATE"). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule (exclusive of unfunded portions of the Revolving Loan Commitment) and Assignor shall pay to Assignee a closing fee in respect of the transactions contemplated hereby in the amount specified on the Schedule.

     2. Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Credit Agreement or any other Financing Documents or any other instrument or document furnished pursuant thereto.

     3. Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are

                               Exhibit A - Page 1
delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (vi) represents and warrants that Assignee is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) or, if it is a foreign person, that it has delivered to Agent the documentation required to be delivered to Agent by Section 13 below; and (vii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

     4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

     5. Upon the effectiveness of this Assignment Agreement pursuant to Section 13 below, (i) Agent shall register Assignee as a Lender, pursuant to the terms of the Credit Agreement, (ii) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and (iv) Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

     6. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

     7. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

     8. For the purposes hereof and for purposes of the Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Credit Agreement.

                               Exhibit A - Page 2

     9. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     11. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     12. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

     13. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by each of Agent and Borrowers as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Credit Agreement, (iii) the receipt by Agent of the administrative fee referred to in Section 12.6(a) of the Credit Agreement, (iv) in the event Assignee is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes), the receipt by Agent of Internal Revenue Service Form W-8BEN or Form W-8ECI or such other forms, certificates or other evidence with respect to United States Federal income tax withholding matters that are required under the Internal Revenue Code to establish that Assignee shall be entitled to receive payments of principal, interest and fees under the Credit Agreement free from or at a reduced rate of withholding of United States Federal income tax properly completed and executed by Assignee, and (v) the receipt by Agent of originals or telecopies of the counterparts described above.

                               Exhibit A - Page 3

     The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

                             ASSIGNOR:

                             -----------------------------------

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                             ASSIGNEE:

                             -----------------------------------

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                             Consented to:

                             Merrill Lynch Capital, a division of Merrill
                             Lynch Business Financial Services Inc., as Agent

                             By:
                                ------------------------------------------
                             Title:
                                   ---------------------------------------

                             AAR CORP.

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                             AAR DISTRIBUTION, INC.

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                             AAR PARTS TRADING, INC.

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                               Exhibit A - Page 4

                             AAR MANUFACTURING, INC.

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                             AAR ENGINE SERVICES, INC.

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                             AAR ALLEN SERVICES, INC.

                             By:
                                ------------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------

                               Exhibit A - Page 5

                        SCHEDULE TO ASSIGNMENT AGREEMENT

Assignor:          ________________

Assignee:          ________________

Effective Date:    ________________

                    Credit Agreement dated as of May 29, 2003 among AAR Corp., AAR Distribution, Inc., AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engine Services, Inc. and AAR Allen Services, Inc., as Borrowers, the financial institutions party thereto from time to time, as Lenders, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent

Interests Assigned:

                                     Revolving Loan
         Commitment/Loan               Commitment
--------------------------------------------------------
Assignor Amounts                   $__________________

Amounts Assigned                   $__________________

Assignor Amounts
(post-assignment)                  $__________________


Closing Fee:                       $__________________

Assignee Information:

Address for Notices:                Address for Payments:
___________________________
___________________________         Bank: _____________________
Attention:  _______________         ABA #:   _________________________
Telephone:  _______________         Account #:   _____________________
Facsimile:  _______________         Reference:   _____________________

                               Exhibit A - Page 6

[MERRILL LYNCH LOGO]      Exhibit B to Credit Agreement (Compliance Certificate)

                             COMPLIANCE CERTIFICATE

                                    AAR CORP.

                             DATE: __________, _____

     This certificate is given by _____________________, a Responsible Officer of AAR Corp. ("AAR"), pursuant to Section 4.1(c) of that certain Credit Agreement dated as of May 29, 2003 among AAR, AAR Distribution, Inc., AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engine Services, Inc. and AAR Allen Services, Inc. (individually a "BORROWER" and collectively, "BORROWERS"), the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

          (a) the financial statements delivered with this certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of AAR and its Consolidated Subsidiaries as of the dates of such financial statements;

          (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of AAR and its Consolidated Subsidiaries during the accounting period covered by such financial statements;

          (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto; and

          (d)  Borrowers are in compliance with the covenants contained in
Article 7 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth in Schedule 1 hereto.

                               Exhibit B - Page 1

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, ____.


                                   By
                                     -----------------------------------------
                                   Name
                                       ---------------------------------------
                                   Title                           of AAR Corp.
                                        ---------------------------

                               Exhibit B - Page 2

                              CAPITAL EXPENDITURES
                                  (SECTION 7.1)

Capital Expenditures for the applicable measurement period (the "DEFINED PERIOD") are defined as follows:

Amount capitalized during the Defined Period by AAR Corp. and its Consolidated
Subsidiaries as capital expenditures for property, plant, and equipment or similar fixed asset accounts, including any such expenditures by way of acquisition of a Person or by way of assumption of Debt or other obligations, to
the extent reflected as plant, property and equipment                                       $
                                                                                             -----------


Plus:  deposits made in the Defined Period in connection with property, plant, and equipment; less deposits of a prior period included above
                                                                                            ------------

Less:  Net Cash Proceeds of Asset Dispositions received during the Defined
       Period which (i) Borrowers or a Subsidiary is or are permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

                                                                                            ------------

       Proceeds of Property Insurance Policies received during the Defined
       Period which (i) Borrower or a Subsidiary is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

                                                                                            ------------

Capital Expenditures                                                                        $
                                                                                             ===========

Less:  Portion of Capital Expenditures financed during the Defined Period under
       Capital Leases or other Debt (Debt, for this purpose, does not include drawings under the Revolving Loan Commitment)
                                                                                            ------------

Unfinanced Capital Expenditures                                                             $
                                                                                             ===========

Permitted Capital Expenditures (including carry forward of $____________ from prior
fiscal year)                                                                                $
                                                                                             ===========

In Compliance                                                                               Yes/No

                               Exhibit B - Page 3

                                     EBITDA
                                  (SECTION 7.2)

EBITDA for the applicable measurement period (the "DEFINED PERIOD") is defined as follows:

Net income (or loss) for the Defined Period of AAR Corp. and its Consolidated
Subsidiaries, but excluding:  (a) the income (or loss) of any Person (other than
Subsidiaries of AAR Corp.) in which AAR Corp. or any of its Subsidiaries has an ownership interest unless received by AAR Corp. or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date
it became a Subsidiary of AAR Corp. or is merged into or consolidated with AAR Corp.        $
                                                                                             -----------

Plus:  Any provision for (or less any benefit from) income and franchise taxes              ------------
       included in the determination of net income for the Defined Period

       Interest expense, net of interest income, deducted in the determination
       of net income for the Defined Period                                                 ------------

       Amortization and depreciation deducted in the determination of net income
       for the Defined Period                                                               ------------

       Losses (or less gains) from Asset Dispositions included in the determination of net income for the Defined Period (excluding sales,
       expenses or losses related to current assets)                                        ------------

       Other non-cash losses (or less gains) included in the determination of net income for the Defined Period and for which no cash outlay (or cash
       receipt) is foreseeable                                                              ------------

       Expenses and fees included in the determination of net income and incurred during the Defined Period to consummate the transactions
       contemplated by the Operative Documents                                              ------------

       Non-Cash special (extraordinary) losses included in the determination of
       net income during the Defined Period, net of related tax effects                     ------------

Less:  Cash and Non-Cash special (extraordinary) gains included in the determination of net income during the defined period, net of related tax
       effects                                                                              ------------

                               Exhibit B - Page 4

EBITDA for the Defined Period                                                               $
                                                                                             -----------

Required EBITDA for the Defined Period                                                      $ 33,000,000

In Compliance                                                                               Yes/No

                               Exhibit B - Page 5

                             INTEREST COVERAGE RATIO
                                  (SECTION 7.3)

Total Interest Expense for the applicable measurement period (the "Defined Period") is defined as follows:

Interest expense ($_______), net of interest income ($_____), interest paid in kind ($_____) and amortization of capitalized fees and expenses incurred to consummate the transactions contemplated by the Operative Documents and included in interest expense ($_____), included in the determination of net income of AAR
and its Consolidated Subsidiaries for the Defined Period                                    ------------

Plus:  Any "off balance" sheet interest expense ($_____) of AAR or any of its
       Subsidiaries for the Defined Period not included in interest expense in the Defined Period or otherwise deducted in the computation of EBITDA for
       the Defined Period                                                                   ------------

Interest Expense:                                                                           ------------

Operating Cash Flow:

EBITDA for the Defined Period (calculated in the manner required by Section 7.2 of
the Compliance Certificate)                                                                 ------------

Operating Cash Flow                                                                         ------------

Interest Coverage Ratio (Ratio of Operating Cash Flow to Interest Expense) for the
Defined Period                                                                              ___ to 1.0

Minimum Required Interest Coverage Ratio for the Defined Period                             1.4 to 1.0

In Compliance                                                                               Yes/No

                               Exhibit B - Page 6

[MERRILL LYNCH LOGO]  Exhibit C to Credit Agreement (Borrowing Base Certificate)

                                   [BORROWER]

                            DATE: ___________, ______

     This certificate is given by ____________________, a Responsible Officer of AAR Corp. ("AAR"), pursuant to Section 4.1(m) of that certain Credit Agreement dated as of May 29, 2003 among AAR Corp., AAR Distribution, Inc., AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engine Services, Inc. and AAR Allen Services, Inc. and the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

          (a) Attached hereto as Schedule 1 is a calculation of the Borrowing Base for Borrower as of the above date;

          (b) based on such schedule, the Borrowing Base as the above date is:

                               $__________________

          (c) based on such schedule, Net Borrowing Availability as of the above date is:

                               $__________________

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, ____.


                                   By
                                     -----------------------------------------
                                   Name
                                       ---------------------------------------
                                   Title
                                        ---------------------------of AAR Corp.

                               Exhibit C - Page 1

                           BORROWING BASE CALCULATION

                             AAR CORP. CONSOLIDATED

1.   INVENTORY OF BORROWERS AND OTHER CREDIT PARTIES                               $
                                                                                    -----------

2.   LESS ANY INVENTORY:                                                           $
                                                                                    -----------

     that is not owned by any Borrower or any other Credit Party free and clear    ------------
     of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders

     adjustments where the inventory general ledger balance is lower than the      ------------
     inventory perpetual balance

     adjustments that represent timing differences, system errors, unreconciled    ------------
     differences, physical count adjustments, misc. accruals, etc.

     that is not of a type held for sale in the ordinary course of a Borrower's    ------------
     or other Credit Party's business

     that consists of work-in-process                                              ------------

     that is placed on consignment or is in transit                                ------------

     that in Agent's reasonable determination or in the determination of           ------------
     Borrowers' management is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale

     that consists of consumable parts (nuts, screws, bolts, etc.), display        ------------
     items, samples or packing or shipping materials or manufacturing supplies

     that consists of goods which have been returned by the buyer                  ------------

     that consists of goods which requires repair/re-work (condition codes         ------------
     S,B,A,R.X)

     value that represents Inter-company profits                                   ------------

                               Exhibit C - Page 2

     that is not covered by casualty insurance meeting the requirements of         ------------
     Section 4.4(b) of the Credit Agreement

     that is bill and hold Inventory                                               ------------

     that is located outside the U.S.                                              ------------

     that is (a) not located on premises owned by a Borrower or a Credit Party     ------------
     or (b) is located on premises leased by Borrower or a Credit Party, or stored with a bailee, warehouseman, processor or similar Person, unless
     Agent has given its prior consent thereto and unless (i) a Lien waiver and collateral access agreement, in form and substance satisfactory to Agent has been delivered to Agent, together, with respect to consignments, with any and all duly authorized UCC financing statements required by Agent naming such Person as debtor, the applicable Borrower or other Credit Party as secured creditor and Agent as assignee or (ii) Reserves satisfactory to
     Agent have been established with respect thereto

     as to which Agent's Lien therein, on behalf of itself and Lenders, is not a   ------------
     first priority perfected Lien

     as to which any of the representations or warranties pertaining to such       ------------
     Inventory set forth in any Financing Document is untrue

     that consists of Hazardous Materials or goods that can be transported or      ------------
     sold only with licenses that are not readily available

     that is covered by a negotiable document of title, unless such document has   ------------
     been delivered to Agent

     that is otherwise unacceptable to Agent in its reasonable credit judgment     ------------

3.   TOTAL ELIGIBLE INVENTORY BEFORE APPRAISAL COMPANY AND MLC ADVANCE RATES       ------------
     (Line 1 less Line 2)

                               Exhibit C - Page 3

4.   NET FORCED PARTS LIQUIDATION PERCENTAGE PER APPRAISAL (To be                  ------------
     updated quarterly by SH&E or appraisal firm acceptable Agent)

5.   TOTAL ELIGIBLE PARTS INVENTORY AFTER LIQUIDATION PERCENTAGE (Line 3           ------------
     multiplied by Line 4)

6.   SIXTY PERCENT OF LINE 5                                                       ------------

7.   TOTAL ELIGIBLE AIRCRAFT AND ENGINE INVENTORY (FLV) BEFORE MAXIMUM CAP (To     ------------
     be updated quarterly by SH&E or appraisal firm acceptable to Agent)

8.   MAXIMUM CAP - TOTAL ELIGIBLE AIRCRAFT AND ENGINE INVENTORY (FLV - To be       ------------
     updated quarterly by SH&E or appraisal firm acceptable to Agent)

9.   SIXTY PERCENT OF THE LESSER OF LINE 7 OR LINE 8                               ------------

10.  TOTAL AVAILABLE PARTS INVENTORY AND AIRCRAFT AND ENGINES INVENTORY PRIOR TO   ------------
     APPLICATION OF EXCLUSIONS AND RESERVES ESTABLISHED BY AGENT PURSUANT TO THE
     CREDIT AGREEMENT (LINES 6 PLUS LINE 9)

11.  LESS: AT ALL TIMES COLLATERAL AVAILABILITY RESERVE ($5,000,000)               ------------

12.  LESS: RENT RESERVES (IF APPLICABLE)                                           ------------

13.  COLLATERAL PORTION OF BORROWING BASE (Line 10 less Line 11 and Line 12)       ------------

14.  CONSOLIDATED NET WORTH COVENANT (AS CALCULATED BELOW) MINUS $3,000,000        ------------

15.  REVOLVING LOAN COMMITMENT                                                     ------------

16.  OUTSTANDING REVOLVING LOANS                                                   ------------

                               Exhibit C - Page 4

17.  OUTSTANDING LETTER OF CREDIT LIABILITIES                                      ------------

18.  REVOLVING LOAN OUTSTANDINGS (sum of Lines 16 and 17)                          ------------

19.  NET BORROWING AVAILABILITY (the least of (a) Line 13 less Line 18, (b) Line   ------------
     14 less Line 18, (c) Line 15 less Line 18

CONSOLIDATED NET WORTH COVENANT CALCULATION:*

$75MM BANK OF AMERICA PRIVATE PLACEMENT
"LIMITATIONS ON DEBT" COVENANT TEST (SEC. 10.3)

MAINTENANCE OF CONSOLIDATED DEBT (SEC. B)
CONSOLIDATED NET WORTH TO TOTAL SENIOR DEBT COVENANT CALCULATION:

CONSOLIDATED NET WORTH:

TOTAL SENIOR DEBT CALCULATION:
1.  Senior Bank Debt
2.  Plus:  Senior Other
3.  Equals: Total Senior Debt

Requirement: Total Senior Debt less than or equal to 10% of Consolidated Net
Worth


----------
* Any or all of the following computations shall be appropriately modified to reflect any amendment, modification, replacement or refinancing of the Note Purchase Documents.

                               Exhibit C - Page 5

[MERRILL LYNCH LOGO]         Exhibit D to Credit Agreement (Notice of Borrowing)

                                   [BORROWER]

                            DATE: ___________, ______

     This certificate is given by ____________________, a Responsible Officer of ___________, pursuant to Section 2.1(b) of that certain Credit Agreement dated as of May 29, 2003 among AAR Corp., AAR Distribution, Inc., AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engines Services, Inc., AAR Allen Services, Inc., AAR Aircraft & Engine Sales & Leasing, Inc. and AAR Powerboss, Inc. (individually a "BORROWER" and collectively "BORROWERS"), the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The undersigned Responsible Officer hereby gives notice to Agent of AAR's request, on its own behalf and on behalf of each other Borrower, to: [COMPLETE AS APPROPRIATE]

          (a) on [ DATE ] borrow $[__________] of Revolving Loans, which Revolving Loans shall be [PRIME RATE LOANS/LIBOR LOANS HAVING AN INTEREST PERIOD OF ______ MONTH(s)];

          (b) on [ DATE ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [AND, IN THE CASE OF A LIBOR LOAN, HAVING AN INTEREST PERIOD OF [_____] MONTH(s)];

          (c) on [ DATE ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR, as a LIBOR Loan having an Interest Period of [_____] month(s).

     The undersigned officer hereby certifies that, both before and after giving effect to the request above (i) each of the conditions precedent set forth in
Section 8.2(b), 8.2(c), 8.2(d) and 8.2(e) have been satisfied, (ii) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects as of the date hereof, and (iii) no Default or Event of Default has occurred and is continuing on the date hereof.

                               Exhibit D - Page 1

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, ____.


                                   By
                                     -----------------------------------------
                                   Name
                                       ---------------------------------------
                                   Title
                                        ---------------------------of AAR Corp.

                               Exhibit D - Page 2